Exhibit 10.7

*** [Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated with asterisks (“***”), and the omitted text has been filed separately with the Commission.]

DATED 29 JUNE 2011

MEDA PHARMA SARL

- and -

VALEANT INTERNATIONAL (BARBADOS) SRL

LICENCE AGREEMENT

THIS LICENSE AGREEMENT is dated as of June 29, 2011 (the “Effective Date”)

BETWEEN:

(1)                                           MEDA PHARMA SARL a company incorporated in Luxembourg, with a principal place of business at 46 Avenue John Fitzgerald Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg (“Meda”); and

(2)                                           VALEANT INTERNATIONAL (BARBADOS) SRL an international society with restricted liability established under the laws of Barbados and having its principal place of business at Welches, Christ Church, Barbados, West Indies BB17154 (“Valeant”).

Meda and Valeant are referred to from time to time in this Agreement individually as a “Party” or collectively as the “Parties”.

RECITALS

(A)                               Meda owns or is the licensee of certain proprietary rights, titles and interests in certain patents and patents applications know-how, trade marks and clinical data relating to: (i) topical formulations for the prevention and/or treatment of any herpes indication consisting of a combination of acyclovir and hydrocortisone as active ingredients (“Xerese”) and (ii) topical formulations of pimecrolimus and any metabolite, prodrug, hydrate, solvate, conjugate, salt, crystal form, ester, enantiomer, stereoisomer or polymorph of pimecrolimus (“Elidel”).

(B)                               Valeant wishes to commercialise products using Meda’s Xerese and Elidel proprietary rights.

(C)                               Meda wishes to grant, and Valeant wishes to receive, a licence to commercialise products using Meda’s Xerese and Elidel proprietary rights pursuant to the terms of this licence, including to the Licensed Know How, Licensed Clinical Data and Licensed Trade Marks, which the Parties acknowledge were developed at great expense and have significant value.

(D)                               ***

NOW THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      DEFINITIONS

In this Agreement and in the Schedules to this Agreement the following capitalised terms, whether used in the singular or plural, shall have the meanings set forth below:

1.1                                ***

1.2                                 ***

1.3                                 ***

1.4                                 ***

1.5                                 ***

1.6                                 “Adverse Event” means any untoward medical occurrence in a patient to whom a medicinal product has been administered and which does not necessarily have to have a causal relationship with the administration of such medicinal product and includes without limitation any unfavourable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product together, in relation to pharmacovigilance standards, policies, and procedures, with all medical device events, (including incidents, near-incidents, serious injuries, malfunctions and failures) or untoward medical events and events such as suicide or aggressive behaviour threats, overdose, abuse, misuse, medication errors and other events that may reasonably be related to biomedical research.

1.7                                 “Affected Party” shall have the meaning set out in Clause 23.1.

1.8                                 “Affiliate” means, with respect to a given entity, any person, corporation, partnership or other entity, that Controls, is Controlled by, or is under common Control with such entity.

1.9                                 “Agreed Ratio” shall have the meaning set out in Clause 4.4.2.

1.10                           “Agreement” means this agreement and all schedules as amended in accordance with the provisions of this Agreement.

1.11                           “Business Day” means a day other than a Saturday, Sunday or a day on which banks are not open for business in Sweden or Barbados.

1.12                           “Calendar Year” means a calendar year commencing on the 1st of January and ending on the 31st of December.

1.13                           “Commercialise” shall have the meaning set out in Clause 21.1.

1.14                           “Commercially Reasonable Efforts” means the degree of effort and resources used by international pharmaceutical businesses with respect to pharmaceutical products of similar commercial potential, maturity, market size and profitability, taking into account product safety and efficacy, development and Commercialisation costs and risks, market competition, the proprietary position of the product and other technical, legal, scientific, medical or commercial factors that have direct relevance to Licensed Products.

1.15                           ***

1.16                          “Confidential Information” shall have the meaning set out in Clause 17.1.

1.17                           “Consent” shall have the meaning set out in Clause 5.6.

1.18                           “Control,” “Controls,” “Controlled” or “Controlling” shall mean;

1.1.1                         in respect of any partnership, corporation or other entity, the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct the affairs of the entity, (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction).  Any other relationship which in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute Control; and

1.1.2                         in respect of any Patent Rights, Know How or other Intellectual Property Rights whether owned by or licensed to an entity, the possession of the legal right and ability to grant the respective licenses or sublicenses as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party;

and the expressions Controlling and Controlled by shall be interpreted accordingly.

1.19                           ***

1.20                           “Defaulting Party” shall have the meaning set out in Clause 15.3.

1.21                           “Development Plan” shall have the meaning set out in Clause 4.1.

1.22                           “Disclosing Party” shall have the meaning set out in Clause 17.1.

1.23                           “Effective Date” shall have the meaning set out at the top of this Agreement.

1.24                           “Elidel” shall have the meaning set out in the recitals to this Agreement.

1.24.1                  “Elidel Drug Substance” means the active ingredient pimecrolimus having the chemical structure set forth on Schedule 10 and any metabolite, prodrug, hydrate, solvate, conjugate, salt, crystal form, ester, enantiomer, stereoisomer or polymorph of the same.

1.25                           “Elidel Field” means all dermatological applications.

1.26                           “Elidel Licensed Clinical Data” means clinical data that is Controlled by Meda or its Affiliates at the Effective Date and/or during the Term that relates to Elidel Licensed Products.

1.27                           “Elidel Licensed Know How” means Know How Controlled by Meda at the Effective Date and/or that is Controlled by Meda during the Term that is necessary or useful for the importation, exportation, research, development, distribution, marketing, offer for sale, use, sale or Commercialisation of an Elidel Licensed Product in the Elidel Territory.

1.28                           “Elidel Licensed Patents” means those Patent Rights set out in Schedule 1 Part A and any other Patent Rights acquired or Controlled by Meda during the Term that would be infringed by the research, development, marketing, or sale of Elidel Licensed Product in the Elidel Territory.

1.29                           “Elidel Licensed Products” means a topical formulation of pimecrolimus and any metabolite, prodrug, hydrate, solvate, conjugate, salt, crystal form, ester, enantiomer, stereoisomer or polymorph of pimecrolimus including Elidel Products.

1.30                           “Elidel Products” mean those products as set out in Schedule 2 Part A.

1.31                           “Elidel Supply Agreement” means the Supply Agreement entered into between Meda AB and Valeant of even date herewith for the supply of Elidel Licensed Products by Meda AB to Valeant.

1.32                           “Elidel Territory” means the United States (including Puerto Rico), Canada and Mexico.

1.33                           “Elidel Trade Marks” means those trade marks listed in Schedule 3 Part A.

1.34                           “Encumbrance” means any encumbrance, claim, charge, hypothecation, lien, mortgage, pledge, option, license, right of first refusal or security interest of any kind.

1.35                           “FDA” means the United States Food and Drug Administration, or any successor agency.

1.36                           “First Commercial Sale” shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in the Xerese Territory or Elidel Territory, as the case may be, excluding, however, any sale or other distribution for use in a clinical trial or prior to grant of a Marketing Authorization in the applicable country in the Xerese Territory or Elidel Territory, as the case may be.

1.37                           “Force Majeure Event” shall have the meaning set out in Clause 23.1.

1.38                           “Good Manufacturing Practice” means the current and applicable laws and guidelines on Good Manufacturing Practice for the manufacture of pharmaceutical products for human use in force applicable to the Parties or the manufacture of the Licensed Products, including, without limitation, the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals For Human Use (ICH) Guideline Q7A Good Manufacturing Practice for Active Pharmaceutical Ingredients, European Directive 2003/94/EC (and any legislation implementing such Directive) and any further guidance as published by the European Commission in Volume IV of “The rules governing medicinal products in the European Community” (each as may be amended from time to time), the current and applicable directives and guidelines on current good manufacturing practices and standards promulgated or endorsed by the FDA, including the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211, Part C, Division 2 of the Food and Drug Regulations, and the principles detailed in and the Good Manufacturing Guidelines published by Health Canada, in each case as they may be updated from time to time.

1.39                           “Governmental Entity” means any court, agency, authority, department, legislative or regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member or quasi-governmental authority or self-regulatory organization of competent authority.

1.40                           “Health Canada” shall mean Health Canada or any successor agency.

1.41                           “Improvements” means all Know-How, inventions, improvements or discoveries (whether patentable or not) which are generated by either or both Parties and/or their Affiliates in respect of Licensed Products during the Term of this Agreement.

1.42                           “IND” means an investigational new drug application filed with a Regulatory Authority in the Elidel Territory or Xerese Territory as a requirement for the initiation of human clinical trials for a Licensed Product in the Elidel Territory or Xerese Territory, as applicable, including all supplements and amendments that may be filed therewith.

1.43                           “Indemnified Party” shall have the meaning set out in Clause 19.4.

1.44                           “Indemnifying Party” shall have the meaning set out in Clause 19.4.

1.45                           “Insolvent Party” shall have the meaning set out in Clause 15.4.

1.46                           “Intellectual Property Rights” means Patent Rights, utility models, and other like forms of protection, copyrights, database rights, rights in databases, trade names, trade or service marks, domain names, design rights, including any applications registration for the foregoing and all other similar proprietary rights as may exist anywhere in the world whether registered or unregistered.

1.47                           “Interim Distribution Agreement” means the Interim Distribution Agreement previously entered into between the Parties on May 11, 2011, as amended.

1.48                           “JSC” shall have the meaning set out in Clause 3.1.

1.49                           “Know How” means unpatented technical and other information, including clinical data, of a Party that is not in the public domain, and concerning Licensed Products, including, ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to materials, models, assays, analytical processes and SOPs, materials relating to assays, analytical systems or processes, procedures for experiments and tests and results of experimentation and testing, results of research and development including laboratory records, data relating to the pharmacology of products (including data relating to toxicology, bioavailability, metabolism, metabolites and pharmacokinetics), clinical trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and Regulatory Authorities.  The fact that a part of a compilation of data is in the public domain shall not prevent the compilation of data as such, or any one or more of the other elements of the compilation from being Know How.

1.50                           “Knowledge” means, with respect to Meda, the actual knowledge of any of the employees of Meda or its Affiliates set out in Schedule 6.

1.51                           “Licensed Clinical Data” means the Elidel Licensed Clinical Data and the Xerese Licensed Clinical Data.

1.52                           “Licensed Intellectual Property” means the Licensed Patents and Licensed Trade Marks.

1.53                           “Licensed Know How” means the Elidel Licensed Know How and the Xerese Licensed Know How.

1.54                           “Licensed Patents” means Elidel Licensed Patents and the Xerese Licensed Patents.

1.55                           “Licensed Products” means Elidel Licensed Products and Xerese Licensed Products.

1.56                           “Licensed Trade Marks” means Elidel Trade Marks and Xerese Trade Marks.

1.57                           “Loss” shall have the meaning set out in Clause 19.2.

1.58                           “Marketing Authorisation” means any approval required from the relevant Regulatory Authority or Authorities to distribute, promote, market and sell Licensed Products in the Elidel Territory or Xerese Territory, as applicable.

1.59                           “Marketing Services” means the marketing services as further described in Schedule 4 that the Parties have agreed Meda shall provide in respect of Xerese Licensed Products.

1.60                           “Meda” shall have the meaning set out at the top of this Agreement.

1.61                           “Meda Indemnified Party” shall have the meaning set out in Clause 19.2.

1.62                           ***

1.63                           ***

1.64                           “Members” shall have the meaning set out in Clause 3.2.

1.65                           ***

1.66                           “Non-Assignable Agreement” shall have the meaning set out in Clause 5.6.

1.67                           ***

1.68                           ***

1.69                          ***

1.70                           ***

1.71                           ***

1.72                           ***

1.73                           “Party” and “Parties” shall have the meanings set out at the top of this Agreement.

1.74                           “Patent Rights”  means any patent applications, patents and any foreign counterparts thereof, including, without limitation, all provisional applications, divisions, renewals, continuations, continuations-in-part, extensions, reissues, re-examinations, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any supplementary protection certificates or patent term extension, or like form of protection, whether on file with the appropriate governmental agencies as of the Effective Date or at any time during the Term of this Agreement.

1.75                           “Permitted Encumbrance” shall have the meaning set forth in the ***.

1.76                           “Pharmacovigilance Agreement” means the pharmacovigilance agreement(s) for the Licensed Products to be entered into pursuant to Clause 8.

1.77                           “Quarter” means each period of three consecutive calendar months commencing on 1 January, 1 April, 1 July and 1 October of the relevant calendar year.

1.78                           “Receiving Party” shall have the meaning set out in Clause 17.1.

1.79                           “Regulatory Approval” means an approval, including, without limitation, a Marketing Authorisation, granted by a Regulatory Authority.

1.80                           “Regulatory Authority” means any national (e.g., FDA), supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in a given country or region responsible for granting and administering any governmental approvals (including as to price) necessary or desirable to distribute, promote, market and sell pharmaceutical products, or for pharmacovigilance of such products, in such country.

1.81                           ***

1.82                           ***

1.83                           “Saleable Condition” means fit for sale and, based on sale in the normal course, shall have at least *** of remaining shelf life at the time of commercial sale by or on behalf of Valeant (in the case of Clause 9.4) and Meda (in the case of Clause 16.1.7) to a Third Party.

1.84                           “Sales and Marketing Plan” means the sales and marketing plan to be created pursuant to Clause 6.2.

1.85                           “Term” shall have the meaning set out in Clause 15.1.

1.86                           ***

1.87                           “Terminating Party” shall have the meaning set out in Clause 15.3.

1.88                           “Territory” means the Elidel Territory or the Xerese Territory, as applicable.

1.89                           “Third Party” means any entity or person other than the Parties or their respective Affiliates.

1.90                           “Third Party Agreements” means those contracts, licenses and other agreements between Meda or any of its Affiliates, on the one hand, and Third Parties, on the other hand, that are listed on Schedule 7.

1.91                           “Termination Date” means the effective date of termination of this Agreement pursuant to Clause 15.

1.92                           “Trial Assigned Agreements” shall mean the agreements as set out in Schedule 9 Part B.

1.93                           ***

1.94                           “United States” means the United States of America, including the District of Columbia.

1.95                           “US GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

1.96                           “Valeant” shall have the meaning set out at the top of this Agreement.

1.97                           “Valeant Indemnified Party” shall have the meaning set out in Clause 19.3.

1.98                           ***

1.99                           “Xerese” shall have the meaning set out in the recitals to this Agreement.

1.100                     “Xerese Licensed Clinical Data” means clinical data that is Controlled by Meda or its Affiliates at the Effective Date and/or during the Term that relates to Xerese Licensed Products.

1.101                     “Xerese Field” means all applications for the prevention and treatment of a herpes indication.

1.102                     ***

1.103                     “Xerese Interim Distribution Period” shall have the meaning set out in Clause 6.5.2.

1.104                     “Xerese Licensed Know How” means Know How Controlled by Meda at the Effective Date and/or that is Controlled by Meda during the Term that is necessary or useful for the importation, exportation, research, development, distribution, marketing, offer for sale, use, sale or Commercialisation of a Xerese Licensed Product in the Xerese Territory.

1.105                     “Xerese Licensed Products” means topical formulations for the prevention and/or treatment of any herpes indication consisting of a combination of acyclovir and hydrocortisone as active ingredients including Xerese Products.

1.106                     “Xerese Licensed Patents” means those Patent Rights set out in Schedule 1 Part B and any other Patent Rights acquired or Controlled by Meda during the Term that would be infringed by the research, development, marketing, or sale of Xerese Licensed Product in the Xerese Territory.

1.107                     “Xerese Products” means those products as set out in Schedule 2 Part B.

1.108                     “Xerese Supply Agreement” shall have the meaning set out in Clause 9.1.

1.109                     “Xerese Territory” means the United States, Canada and Mexico.

1.110                     “Xerese Trade Marks” means those trade marks listed in Schedule 3 Part B.

1.111                     This Agreement shall be interpreted and construed pursuant to the following rules of interpretation and construction:

1.111.1                                    all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.111.2                                    the headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.111.3                                    words importing the masculine gender shall include the feminine;

1.111.4                                    words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

1.111.5                                    the words “include”, “included”, “including” and “in particular” or any similar expression are to be construed as illustrative and without limitation to the generality of the preceding words; and

1.111.6                                    reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

2.          GRANT OF RIGHTS

2.1.       Xerese Licence.  Subject to the terms of this Agreement, Meda hereby grants to Valeant:

2.1.1.           an exclusive license, or as applicable, sub-license under the Xerese Licensed Patents; and

2.1.2.           an exclusive license (and as applicable sub-license) under the Xerese Licensed Know-how and Xerese Licensed Clinical Data;

in both instances solely for the purpose of the research, development, use, import, export, distribution, sale, offer for sale, marketing, and Commercialisation of Xerese Licensed Products in the Xerese Field in the Xerese Territory; and

2.1.3.           an exclusive licence to use the Xerese Trade Marks in relation to the Xerese Licensed Products in the Xerese Territory.

2.2.       Elidel United States Licences.  Subject to the terms of this Agreement, Meda hereby grants to Valeant:

2.2.1.           an exclusive license, or as applicable, sub-license under the Elidel Licensed Patents; and

2.2.2.           an exclusive license (and as applicable sub-license) under the Elidel Licensed Know-how and Elidel Licensed Clinical Data;

in both instances solely for the purpose of the research, development, use, import, export, distribution, sale, offer for sale, marketing, and Commercialisation of Elidel Licensed Products in the Elidel Field in the United States; and

2.2.3.           an exclusive licence to use the Elidel Trade Marks in relation to the Elidel Licensed Products in the United States.

2.3.       Elidel Canadian and Mexican Licenses.  Subject to the terms of this Agreement, without the need for further action by either Party, upon the respective commencement of the Phase 2 Period, as such term is defined and operative in the Elidel Supply Agreement, in the countries of Canada and Mexico, Meda shall and hereby does grant to Valeant in each such country:

2.3.1.           an exclusive license or, as applicable, sub-license under the Elidel Licensed Patents; and

2.3.2.           an exclusive license (and as applicable sub-license) under the Elidel Licensed Know-how and Elidel Licensed Clinical Data;

in both instances solely for the purpose of the research, development, use, import, export, distribution, sale, offer for sale, marketing, and Commercialisation of Elidel Licensed Products in the Elidel Field in such country; and

2.3.3.           an exclusive licence to use the Elidel Trade Marks in relation to the Elidel Licensed Products in such country.

2.4.       No right to manufacture.  The Parties agree that the licences granted in this Agreement do not include the right to manufacture any Licensed Product; provided however that, in the event the Xerese Supply Agreement is assigned to Valeant, Meda shall grant to *** a non-exclusive license (or, as applicable, a non-exclusive sub-license) under the Xerese Licensed Patents, the Xerese Licensed Know-How and the Xerese Licensed Clinical Data solely for the purposes of *** manufacturing Xerese Licensed Product for Valeant in accordance with the terms of the Xerese Supply Agreement; provided further that, at any time after assignment of the Xerese Supply Agreement, if Valeant receives notice from *** or otherwise learns of the termination or non-renewal of the Xerese Supply Agreement, the Parties shall use Commercially Reasonable Efforts to promptly identify another Third Party manufacturer, mutually acceptable to both Parties, to be engaged by Valeant for the manufacture and supply of Xerese Licensed Product and Meda shall grant to such Third Party a non-exclusive license (or, as applicable, a non-exclusive sub-license) under the Xerese Licensed Patents, the Xerese Licensed Know-How and the Xerese Licensed Clinical Data solely for the purposes of manufacturing Xerese Licensed Product for Valeant. If the Parties are unable to identify a mutually acceptable Third Party manufacturer within sixty (60) days, then Meda shall grant to Valeant a sublicensable, non-exclusive license (or, as applicable, a non-exclusive sub-license) under the Xerese Licensed Patents, the Xerese Licensed Know-How and the Xerese Licensed Clinical Data solely for the purposes of manufacturing Xerese Licensed Product for Valeant. Meda shall transfer to Valeant or to its designee any necessary or useful know-how and technology used by *** or Meda to the extent that the same is in the possession of and Controlled by Meda and shall use its Commercially Reasonable Efforts to transfer such Know-How and technology it Controls if it is not in Meda’s possession, as applicable and the Parties shall use their Commercially Reasonable Efforts to ensure that such transfer shall be accomplished in time to enable Valeant to obtain a continued and uninterrupted supply of the Xerese Licensed Products in the event of such termination.

2.5.       No Sublicense Rights. Valeant shall have no right to sublicense any of the licences and other rights granted under Clauses 2.1, 2.2 or 2.3 to a Third Party, except with Meda’s prior written consent (such consent to be in Meda’s absolute discretion); provided however that Valeant shall be entitled, in its sole discretion and without the consent of Meda, to:

2.5.1.           grant sub-licences to an Affiliate provided that the sub-license shall terminate immediately upon the Affiliate ceasing to be an Affiliate; or

2.5.2.           grant sub-licences to Third Party contract sales organizations and Third Party contract research organisations in relation to the promotion and development of Licensed Products.

3.          MANAGEMENT OF THE RELATIONSHIP

3.1.       The Joint Steering Committee.  On or within thirty (30) days after the Effective Date, the

Parties shall establish the Joint Steering Committee (“JSC”) to oversee and manage the relationship between the Parties.  In particular, the JSC shall be responsible for:

***

3.2.       Membership and Governance of the JSC.  The JSC shall comprise four (4) members (the “Members”), with Meda appointing two (2) Members and Valeant appointing two (2) Members as their respective representatives on the JSC.  The initial Members of the JSC shall be notified by each Party to the other Party in writing on the Effective Date or as soon as reasonably possible thereafter.

3.2.1.           Each Party shall be entitled to remove any Member appointed by it and to appoint any person to fill the vacancy arising from the removal or retirement of such Member.  Each Party shall give the other Party prior written notice of any changes in the identity of its Members.  The Parties shall ensure that all of their appointed Members are of a suitable level of expertise, seniority and decision-making authority to deal with the issues that may arise in connection with matters to be considered by the JSC.

3.2.2.           The JSC shall exercise this authority in good faith and in accordance with the terms of this Agreement.  The JSC shall have no authority to bind the Parties unless the Parties expressly delegate matters to the JSC or ratify the decision of the JSC.

3.2.3.           From time to time, the JSC may establish one or more subcommittees to oversee particular projects or activities related to this Agreement, and such subcommittees will be constituted as the JSC agrees.  The Parties may replace their respective subcommittee representatives at any time, with prior written notice to the other Party.  Any such sub-committee shall be run on the same basis as the JSC except that any issue within the purview of such a subcommittee that is not settled or determined by the applicable subcommittee shall be submitted to the JSC for resolution.  The chairperson of each subcommittee shall report on subcommittee efforts at each JSC meeting, and either Party may invite its own representatives on such subcommittee to also report on such efforts.

3.3.       JSC Meetings.

3.3.1.           At least twenty-one (21) days prior to each regularly scheduled meeting of the JSC, written notice shall be given to each Member by the Party convening the meeting and at least fourteen (14) days prior to each such meeting, each Party shall provide to the other all written information expected to be disclosed at such meeting.  In addition, special meetings of the JSC may be called on such shorter notice period as may be agreed between the Parties.

3.3.2.           Meda shall designate a Meda Member as the chairperson of the JSC.  The chairperson of the JSC shall set meeting agendas for the JSC provided that the agenda shall include any matter that either Party requests to be included.  Such agendas shall be circulated to all Members at least seven (7) Business Days prior to the date of the relevant meeting.  The JSC chairperson shall be responsible for recording, preparing and (within ten (10) Business Days) issuing draft minutes of the JSC meetings, which draft minutes shall be reviewed, modified and approved in writing by the Members.

3.3.3.           The JSC shall have its first meeting within forty-five (45) days after the Effective Date, and thereafter shall hold Quarterly meetings by telephone or video conference.  In the event that the Parties agree to hold face-to-face meetings, the venue for the meeting of the JSC shall alternate between Barbados and Luxembourg, unless the Parties mutually agree otherwise. Each Party shall bear its own costs for its Members to attend JSC meetings and, as applicable, for its obligations to host such meetings.

3.4.       JSC Decision Making.  All decisions by the JSC shall be made by unanimous vote of the Members present.  The presence of at least one (1) Member of the JSC representing each of Meda and Valeant (i.e. a total of two Members) shall constitute a quorum.  The Members shall use their reasonable efforts to reach agreement on any and all matters to be determined or resolved by the JSC.

3.5.       Dispute Resolution. In the event that unanimous agreement on a matter cannot be reached:

***

4.         DEVELOPMENT OF LICENSED PRODUCTS

4.1.       Development Generally. Both Valeant and Meda have the right to undertake development work (whether alone or together) in respect of products that fall within the scope of the Licensed Patents, Licensed Know-How or Licensed Clinical Data, in particular on any new formulations of such products. In the event that a Party intends to undertake development work, prior to commencing such development work, the Party undertaking such development work shall notify the other Party and provide it with details of the proposed development work. ***, the JSC shall meet to agree, in accordance with the terms of Clauses 3.4 and 3.5, to the terms of a development plan in respect of the development work to be undertaken (“Development Plan”). Such development work shall be conducted in accordance with the Development Plan.

4.2.       ***. Notwithstanding Clause 4.1, neither Party shall be required ***. Prior to the commencement of any development work, ***

4.3.       ***

4.4.       Research and Development Costs. If ***, where any development work is to be conducted pursuant to Clause 4 hereto, the costs of such development work as agreed pursuant to any agreed Development Plan shall be shared as follows:

4.4.1.           Valeant and Meda shall each pay *** for (i) the development of Elidel Licensed Products agreed to by the Parties (including agreement as to which Party shall be responsible for conducting such development work), and (ii) ***.

4.4.2.           Valeant shall pay *** and Meda shall pay *** for the development costs for the development of Xerese Licensed Products agreed to by the Parties (the “Agreed Ratio”) and Valeant shall be responsible for conducting such development work, provided that the work is conducted in accordance with an agreed Development Plan.

4.5.       Development Work Required by a Regulatory Authority. Valeant shall be responsible for and bear the cost of all development work required by a Regulatory Authority in the Elidel Territory in respect of an Elidel Licensed Product or the Xerese Territory in respect of a Xerese Licensed Product as the case may be.

4.6.       ***

4.7.       Rights in Developed Licensed Products.  ***, in the event that the development work results in the creation of a new product or new formulation of a product that falls within the scope of the Licensed Patents or uses the Licensed Know-How or Licensed Clinical Data, then the resulting product or new formulation shall be deemed to be a Licensed Product and, subject to Valeant making the payment in accordance with Clause 4.3, shall be the subject of this Agreement within the Elidel Territory or Xerese Territory, as applicable, and Meda shall have exclusive rights outside the Elidel Territory or Xerese Territory, as applicable and each Party shall within its respective territories (being the Territory for Valeant and outside the Territory for Meda) have full rights to use and reference the data, reports, dossiers and any other useful clinical or regulatory information resulting from the development work conducted by the other Party ***.

4.8.       Royalties Payable ***. If Meda ***, then Meda shall have the following payment obligations to Valeant:

4.8.1.           with respect to Xerese Licensed Products, Meda shall pay to Valeant *** and

4.8.2.           with respect to the Elidel Licensed Products, if the new product or new formulation requires a separate Regulatory Approval in a country outside the Elidel Territory from an Elidel Licensed Product approved at the relevant time in such country, then (i) if Meda itself or an Affiliate Commercialises such new Elidel Licensed Product or new formulation in such country outside the Elidel Territory, then Meda shall pay to Valeant *** and (ii) if a Third Party Commercialises such new Elidel Licensed Product or new formulation in such country outside the Elidel Territory, *** in connection with any license granted to such Third Party for the Commercialisation of any such Elidel Licensed Product in such country outside the Elidel Territory.

***

4.9.       Development Costs. Where, in accordance with the terms of this Agreement, the Parties agree or have agreed to share or split (in any proportion) the development costs incurred in connection with development of a Licensed Product in accordance with this Clause 4, such development costs shall be limited to a Party’s reasonable external costs incurred in conducting such development.

5.          REGULATORY AND CLINICAL DEVELOPMENT

5.1.       The Marketing Authorisations for the Licensed Products shall be held by Valeant, in the name of Valeant or its designated Affiliate.  Meda has, prior to the Effective Date, transferred the Marketing Authorisation in the United States for the Elidel Licensed Product to Valeant or its designated Affiliate and submitted all required documentation and correspondence to effect such transfer, including the required letters to the FDA. Meda shall use Commercially Reasonable Efforts to transfer to Valeant, as promptly as practicable, the ownership of the other Marketing Authorisations or applications therefor (including the Marketing Authorizations and applications therefor described in Schedule 11 hereto); provided however that (i) in the case of the Elidel Licensed Products, the Marketing Authorizations for Canada and Mexico shall be transferred to Valeant no later than the last day of the Phase 1 Period as such term is defined in the Elidel Supply Agreement, and (ii) the Marketing Authorization for the United States for the Xerese Licensed Product shall be transferred to Valeant, at Valeant’s request, at the end of the Xerese Interim Distribution Period. Notwithstanding the provisions of this Clause 5.1, Meda shall not be liable for any delay in the transfer of any Marketing Authorisation to the extent caused by a Third Party, Regulatory Authority or Government Entity.  Meda shall also transfer to Valeant or its designated Affiliate any applications for Marketing Authorizations of Licensed Products existing as of the Effective Date, including all existing INDs *** and other similar regulatory filings in the Elidel Territory or Xerese Territory, as applicable, including for the Xerese Licensed Product in Canada and Mexico. Valeant shall provide Meda with such assistance as may reasonably be requested by Meda in order to effect such transfers, including by submitting all required documentation and correspondence to effect such transfer, including the required letters and documentation to the FDA, Health Canada and applicable Regulatory Authority in Mexico, as the case may be. Valeant shall act reasonably in respect of any correspondence with Regulatory Authorities pursuant to this Agreement and in any event in accordance with the standards of care and diligence it would exercise in respect of its own products. Valeant shall and shall procure that its Affiliates, sub-licensees or nominees shall assign the Marketing Authorisations so transferred to it by Meda back to Meda upon the termination of this Agreement or the expiration of the Term, unless the Parties agree otherwise or as otherwise set forth herein.  Valeant may not transfer any such Marketing Authorisations to any Third Party without the prior written consent of Meda. To the extent not already provided prior to the Effective Date, Meda shall provide Valeant with full copies of the Marketing Authorizations promptly following the transfer of such Marketing Authorizations.

5.2.       During the Term of this Agreement: (a) Valeant shall be responsible, at its own cost, for filing and maintaining all applications necessary to obtain and maintain the Marketing Authorisations for Licensed Products; (b) Meda shall provide Valeant with such assistance as may reasonably be requested in order to file and maintain all Marketing Authorisations for Licensed Products; (c) Valeant shall provide Meda with copies of such applications and shall allow Meda to review and comment on material regulatory applications for Licensed Products prior to submission to any Regulatory Authority in such country; (d) Valeant shall confer with Meda regarding the preparation of such filings and communications and the registration process and any revisions to any filings or communications with the Regulatory Authorities in such country; and (e) Valeant shall keep Meda reasonably informed as to the status of its draft regulatory applications for Licensed Products in such country and shall provide copies of material communications regarding the Licensed Products with Regulatory Authorities in such country to Meda. Meda shall reasonably cooperate with Valeant, including by filing with applicable Regulatory Authorities all documents reasonably requested by Valeant and necessary to enable Valeant, prior to or after the transfer of Regulatory Approvals, to carry out Valeant’s regulatory responsibilities set forth in this Agreement.

5.3.       Except as may be prohibited by law or by a Regulatory Authority, Valeant shall notify Meda of any meetings between Valeant and a Regulatory Authority relating to the Licensed Products, and allow a representative of Meda to attend any such meetings as an observer.  Valeant shall provide Meda with copies of material correspondence received by Valeant from Regulatory Authorities in the Elidel Territory or Xerese Territory, as applicable, that relate to Licensed Products, and Valeant shall provide Meda an opportunity to review and comment on material correspondence with Regulatory Authorities in the Elidel Territory or Xerese Territory, as applicable, prior to submission, and shall consider in good faith the comments of Meda to such correspondence.

5.4.       Valeant shall be responsible for and shall have control over all changes to the packaging of the Licensed Products in the Xerese Territory or Elidel Territory, as the case may be. Repackaging or changes to the packaging of the Licensed Products locally in the Elidel Territory or Xerese Territory, as applicable, shall meet the requirements of locally applicable Good Manufacturing Practices for pharmaceutical products. Valeant shall notify Meda of such repackaging or changes to the packaging of the Licensed Products not later than forty-five (45) days after such repackaging or changes are implemented. Valeant shall be responsible for the costs of such changes in packaging, unless requested by Meda.

5.5.       ***

5.6.       Assignment of Third Party Agreements.  All Third Party Agreements that can be assigned to Valeant without the consent of the respective Third Parties, or for which consent has been obtained prior to the Effective Date, shall be so assigned, to the extent they relate to the Licensed Products in the Elidel Field, pursuant to the terms of this Agreement on the Effective Date. To the extent the assignment of any Third Party Agreement is prohibited by applicable law or would require any authorization, approval, consent or waiver (collectively, “Consent”) of any governmental entity or other Third Party and such Consent shall not have been obtained prior to the Effective Date (each, a “Non-Assignable Agreement”), neither this Agreement nor the agreement contemplated in Clause 5.7 shall constitute an assignment thereof if any of the foregoing would constitute a breach of applicable law or the rights of any Third Party under such Non-Assignable Agreement. Following the Effective Date, the Parties shall, and shall cause their respective Affiliates to, use Commercially Reasonable Efforts in obtaining such Consents, however, Meda cannot guarantee that such Consents will be received. In the event that any such Consent is not obtained, Meda shall, upon Valeant’s request, terminate, subject to the terms and conditions set forth therein, such Third Party Agreement to the extent it relates to the Licensed Product in the Elidel Field as soon as practicable. Valeant shall, as Meda’s agent, perform and discharge all outstanding obligations and liabilities and enjoy all rights, income and benefit of Meda’s (or as applicable, Meda’s Affiliates) under the Third Party Agreement with respect to the Licensed Products in the Elidel Field from and after the Effective Date.

5.7.       Assignment and Assumption Agreement.  Simultaneously with the execution and delivery of this Agreement, the Parties will enter into an agreement providing for the assignment and assumption of the Third Party Agreements as contemplated in Clause 5.6, a copy of which is attached hereto as Schedule 8. In the event a Consent to any Third Party Agreement is obtained following the Effective Date pursuant to Clause 5.6, the Parties will promptly enter into an agreement substantially in the form of the agreement attached hereto as Schedule 8 providing for the assignment and assumption of such Third Party Agreement.

6.           MARKETING AND DISTRIBUTION OF LICENSED PRODUCTS

6.1.      Commercial Strategy; Pricing. Subject to Clause 3 and without prejudice to Valeant’s diligence obligations under this Agreement (including those set out in Clause 7), Valeant shall have the exclusive right to establish the strategy, including the price and sales strategy, for the Commercialization of the Licensed Products in the Xerese Territory and Elidel Territory. Valeant shall be solely responsible for the pricing of the Licensed Products.

6.2.      Sales and Marketing Plan.  Valeant shall notify Meda and shall provide the JSC, in accordance with Clause 3, with a proposed Sales and Marketing Plan(s) for the Licensed Products on or within sixty (60) days of the Effective Date.  The Sales and Marketing Plan shall include, among other topics the marketing and promotional investment and promotional activities to be undertaken by Valeant in respect of the Licensed Products in the Xerese Territory or the Elidel Territory, as the case may be. Valeant shall be solely responsible for the generation of all promotional materials to be used by Valeant or its Affiliates in connection with the marketing, promotion and sale of the Licensed Products in the Xerese Territory and the Elidel Territory, provided that such promotional materials are consistent with the relevant Sales and Marketing Plan.  Valeant shall provide an updated Sales and Marketing Plan for Licensed Products on each one year anniversary following the provision of the first proposed Sales and Marketing Plan.

6.3.      Marketing Services by Meda. Notwithstanding Clause 6.1, Meda shall provide the Marketing Services in connection with the Xerese Licensed Products in the Xerese Territory for the period commencing on the Effective Date and ending on ***.

6.4.      Promotional Materials.  All promotional materials used by Valeant for Licensed Products shall comply with applicable laws, rules and regulations in the Elidel Territory or the Xerese Territory, as applicable, and shall be consistent with the Sales and Marketing Plan.  A physical sample of each item of promotional material together with, where applicable, an English translation shall be provided to Meda within thirty (30) days of approval by Valeant. Meda shall provide Valeant with copies of or access to the promotional materials used by Meda in the United States in connection with the Xerese Licensed Product.

6.5.      Interim Distribution Arrangements.

6.5.1.           Elidel Licensed Products. The Parties acknowledge that, with respect to the Elidel Licensed Product, during the Phase 1 Period (as defined in the Elidel Supply Agreement) with respect to Canada and Mexico, Valeant is not authorized to distribute, sell or invoice the Elidel Licensed Product in such countries and *** or its Affiliates shall continue to distribute such Elidel Licensed Product in such countries during such period, in accordance with the terms of the Elidel Supply Agreement.

6.5.2.           Xerese Licensed Products.  For a period of up to *** from the Effective Date (the “Xerese Interim Distribution Period”), at the request of Valeant, Meda shall continue to distribute the Xerese Licensed Products in the United States on Valeant’s behalf. Meda shall continue to invoice Third Party customers for the Xerese Licensed Product in the United States in its own name and shall pay Valeant the following amount:

***

Within twenty (20) days of the end of the Xerese Interim Distribution Period, Meda shall provide Valeant with a report of Net Sales of the Xerese Licensed Product in the United States for such period, together with the amount owed by Valeant to Meda pursuant to this Clause 6.5.2.

6.6.        Transition Agreement. Prior to the end of the Xerese Interim Distribution Period, the Parties shall enter into a transition agreement with respect to the Xerese Licensed Products in the United States, on terms to be agreed but substantially in accordance with the terms of the agreement which is attached hereto as Schedule 12.

7.           DILIGENCE

7.1.      General.  The Parties shall use their Commercially Reasonable Efforts to perform their responsibilities and obligations under this Agreement. In addition, Meda agrees that it will not breach the ***Agreement or the *** Agreement or the ancillary agreements thereto applicable to the Elidel Licensed Products, so as to render it unable to fulfil its obligations under this Agreement or any agreements related hereto. Valeant agrees that it will not do anything that puts Meda in breach of the agreement between *** and Meda (to the extent that Valeant is aware of the relevant provision) or the *** Agreement and the ancillary agreements thereto applicable to the Elidel Licensed Products.

7.2.      Commercialisation Diligence.  Subject to Clauses 6.2 and 6.4, Valeant shall use Commercially Reasonable Efforts to market and sell Licensed Products in the countries in the Elidel Territory or Xerese Territory, as applicable, for which Marketing Authorisations have been granted to or transferred to Valeant and to comply with the terms of all Sales and Marketing Plan, as Valeant may amend such Sales and Marketing Plan from time to time.  Prior to the 30 January of each calendar year, Valeant shall inform Meda of the results of its sales and marketing performance relating to Licensed Products in the Elidel Territory or Xerese Territory, as applicable, for the prior year.

7.3.      Sales Data. Within fifteen (15) days after the end of each quarter, Valeant shall provide to Meda a report of all sales of Licensed Products occurring in the Elidel Territory or Xerese Territory, as applicable, such report shall include recorded sales of Licensed Products by volume and value and market share percentage by volume and value.  Valeant shall use Commercially Reasonable Efforts to provide Meda with monthly reports, of gross sales, unit sales, IMS reports and its best estimate of Net Sales of Licensed Products in the Elidel Territory or Xerese Territory, as applicable, within fifteen (15) days of the end of each month.

7.4.      Material Terms.  Valeant’s obligations in this Clause 7 regarding diligence are material terms of this Agreement

8.           ADVERSE EVENTS AND PHARMACOVIGILANCE

8.1.       Pharmacovigilance.  Valeant and Meda shall enter into a Pharmacovigilance Agreement for each country in the Elidel Territory or Xerese Territory or, if the Parties mutually agree, one Pharmacovigilance Agreement for all countries in the Elidel Territory and Xerese Territory within *** of the Effective Date to ensure that an appropriate system for pharmacovigilance activities is in place to assume responsibility and liability for Licensed Products in accordance with all relevant laws, directives and regulatory guidance. Meda and Valeant shall observe the procedures and notification requirements as set out in the applicable Pharmacovigilance Agreement with respect to Adverse Events and to any other regulatory and reporting matters.

8.2.      Responsibilities of the Qualified Person.  Each Party shall designate a suitably-qualified person responsible for compliance with its pharmacovigilance obligations.  The qualified person shall be responsible for: (i) the collection of Adverse Event reports for the Licensed Product reported to Valeant and/or Meda and their respective Affiliates; (ii) notification to Meda and/or Valeant, as applicable, of such reports in accordance with the terms of the Pharmacovigilance Agreement; (iii) the timely submission of individual written reports to the relevant Regulatory Authority in compliance with applicable laws; (vi) answering pharmacovigilance related questions; and (v) all notifications and communications with any Regulatory Authority related to pharmacovigilance, as appropriate or required by Meda or Valeant, as applicable.

9.           SUPPLY AND MANUFACTURE

9.1.        Supply of Xerese Licensed Products. Subject to obtaining the consent of ***, as promptly as possible following the Xerese Interim Distribution Period, Meda shall assign the Xerese Licensed Product supply agreement (the “Xerese Supply Agreement”) it entered into with *** on *** to Valeant pursuant to the assignment agreement attached hereto as Schedule 13. Prior to the assignment of the Xerese Supply Agreement, Meda shall use Commercially Reasonable Efforts to procure the supply of the Xerese Licensed Product to meet Valeant’s requirements for sales and marketing hereunder provided always that Meda shall not be obliged to procure the supply of more Xerese Licensed Product from *** than *** is obliged to supply under the Xerese Supply Agreement, provided that Meda will exercise, at Valeant’s request, any rights to additional Xerese Licensed Product it has pursuant to the Xerese Supply Agreement. If Meda is unable to obtain the consent of *** to the assignment of the Xerese Supply Agreement to Valeant, in lieu of assigning the Xerese Supply Agreement, such supply shall be undertaken by Meda pursuant to a supply agreement to be agreed between the Parties.  ***

9.2.        Indemnification under Xerese Supply Agreement. In the event the Xerese Supply Agreement is assigned to Valeant, Meda shall be responsible for any amounts owing to *** for Xerese Licensed Product delivered to Meda prior to such assignment or otherwise purchased by Valeant from Meda pursuant to Clause 9.3 below ***.

9.3.        Initial Supply of Xerese Licensed Product. To the extent that the Xerese Supply Agreement is assigned to, and assumed by, Valeant, at the time of such assignment, Valeant shall acquire from Meda the Xerese Licensed Product then held by Meda or its Affiliates for the United States. Valeant shall deliver one or more purchase orders to Meda, for delivery on the dates and in the quantities set out in such purchase orders, for such inventory of Xerese Licensed Product. On the date of delivery, Meda shall deliver such inventory of Xerese Licensed Product, and title and risk of loss in such inventory shall transfer, FCA (as defined in INCOTERMS, 2010 edition, published by the International Chamber of Commerce, ICC Publication 560) the facilities of Meda at which such inventory is held. ***

9.4.        Shelf Life of Xerese Licensed Product. All inventory of Xerese Licensed Product delivered by Meda to Valeant pursuant to this Clause 9 shall be in Saleable Condition and shall have, at the time of delivery to Valeant, a remaining shelf life of ***.

9.5.        Supply of Elidel Licensed Products.  As of the Effective Date, *** supplies the Elidel Products to Meda pursuant to a supply agreement with Meda entered into on May 11, 2011 and Meda shall supply such Elidel Licensed Products to Valeant on the terms of the Elidel Supply Agreement.

10.        FINANCIAL TERMS

10.1.     *** Payment.  On the Effective Date Valeant shall pay to Meda the sum of *** in respect of ***;

10.2.     ***  On the Effective Date Valeant shall pay to Meda the sum of ***.

10.3.     *** Payment.  Valeant shall pay to Meda***

10.4.     *** Payment. On the Effective Date, Valeant shall pay to Meda ***

For greater certainty, the payment payable pursuant to this Clause 10.4 shall only be payable by Valeant once.

10.5.     *** Payment.  Upon Meda having ***  For greater certainty, the payment payable pursuant to this Clause 10.5 shall only be payable by Valeant once.

10.6.     *** Payment.  Upon the *** Valeant shall pay to Meda ***. For greater certainty, the payment payable pursuant to this Clause 10.6 shall only be payable by Valeant once.

10.7.      ***. Valeant shall in accordance with the provisions of Clause 11, pay to Meda *** of *** in the Elidel Territory and Xerese Territory, as applicable ***, the payment shall be made as follows:

10.7.1.         Subject to Clause 10.7.3, Valeant shall pay to Meda ***, no later than *** following ***

10.7.2.         No later than the *** following *** Valeant shall pay an amount equal to ***  in the Elidel Territory and Xerese Territory, as applicable, for ***.

10.7.3.         The *** payable by Valeant to Meda pursuant to Clause 10.7.1 for ***

10.8.      ***. Valeant shall in accordance with the provisions of Clause 11, pay to Meda *** in the Elidel Territory and Xerese Territory, as applicable, for *** .  In respect of *** the payment shall be made as follows:

10.8.1.         Subject to Clause 10.8.3, Valeant shall pay to Meda ***, no later than ***

10.8.2.         No later than *** following *** Valeant shall pay an amount equal to *** for ***

10.8.3.         *** payable by Valeant to Meda pursuant to Clause 10.8.1 for ***

10.9.      ***.  Valeant shall in accordance with the provisions of Clause 11, pay to Meda *** in the Elidel Territory and Xerese Territory, as applicable, for *** the payment shall be made as follows:

10.9.1.         Subject to Clause 10.9.3, Valeant shall pay to Meda ***

10.9.2.         No later than *** following *** Valeant shall pay an amount equal to *** in the Elidel Territory and Xerese Territory, as applicable, for ***.

10.9.3.         The *** payable by Valeant to Meda pursuant to Clause 10.9.1 for ***

10.10.    ***.  Valeant shall in accordance with the provisions of Clause 11, pay to Meda *** in the Elidel Territory and Xerese Territory, as applicable, for ***.

10.11.   ***

10.12.   Payment Prior to the Effective Date.  Any Licensed Products sold by Valeant prior the Effective Date pursuant to the Interim Distribution Agreement shall be subject to the provisions thereunder and no provisions of this Agreement shall apply to such sales.  Any Licensed Products sold by Valeant after the Effective Date (including any such Licensed Products acquired, but not sold, by Valeant prior to the Effective Date) shall be subject to the provision of this Agreement and no provision of the Interim Distribution Agreement shall apply to such sales, except those provisions which by their terms survive the termination of the Interim Distribution Agreement.

10.13.   ***

10.14.   Failure to Pay.  Any breach by Valeant of its obligation to make payments under the terms of this Clause 10 when properly due and which is not cured within the time permitted in Clause 15.3 shall be a material breach of this Agreement.

10.15. ***

11.       PAYMENT

11.1.      Currency and Timing of Payments.  All payments due to Meda under this Agreement shall be made in US $ within the relevant period specified in this Agreement. In the case of Royalties payable under Clause 10, if no date is specified, the payment shall be made within *** days of the end of the Quarter to which such Royalties relate.

11.2.      Conversion Rate. In the event that Valeant receives a payment in respect of which it is liable to make a payment pursuant to Clause 10.6 in a currency other than US dollars, the relevant payment to be made by Valeant shall be calculated in US dollars at the mid-market exchange rate as stated in the UK Financial Times on the last Business Day of *** in which the Royalties accrued.

11.3.      Payment method. All payments due and payable by one Party to the other Party under this Agreement shall be made by electronic wire transfer of immediately available funds directly to the account of the receiving Party as designated in writing from time to time by such Party; provided that the Parties shall set off and net any payments due and payable hereunder or under the Elidel Supply Agreement, as applicable, prior to making any such payment.

11.4.      Late Payments.  Where any sums payable by one Party to the other hereunder remain unpaid after the date on which they became due, the Party in default shall pay to the other interest calculated from the date upon which the sums became due until payment thereof at *** calculated on a daily basis.

11.5.      Taxes. In the event that either Party is required by law to withhold or pay any taxes on behalf of the other Party, with respect to any payments to it hereunder, the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall furnish the other Party with appropriate documents to secure application of the most favourable rate of withholding tax under applicable law.

11.6.     Record Keeping and Audit. Valeant shall, and shall ensure that its respective Affiliates and permitted sublicensees (if any) shall, keep true and accurate records and books of account in legible form and in English accordance with US GAAP and containing all data necessary for the calculation of the amounts payable to Meda pursuant to this Agreement.  Such records and books of account shall be kept for at least ***.  Meda shall be entitled to have the books and records of Valeant generated pursuant to this Agreement and any statement it receives from Valeant relating to Royalties audited for the purpose of verifying Valeant’s calculation of Royalties under this Agreement.  Any calculation of Royalties (and the underlying components of such calculation) may be audited and certified by an internationally recognised independent accounting firm identified by Meda and reasonably acceptable to Valeant.  Meda shall provide Valeant with at least thirty (30) days prior notice of such audit, which shall be conducted during normal business hours. Valeant shall make available those books and records reasonably required for the purpose of that audit and certification, and the statements so certified shall be final and binding between the Parties.  Meda shall be responsible for the cost of such independent accounting firm’s services in connection with such audit; provided that Valeant shall reimburse Meda for such costs if the results of the audit conclude that it has understated the monies payable to Meda by more than ***.  Any outstanding under-payments or over-payments that are identified as a result of carrying out the audit and certification shall be payable within five (5) Business Days.  There shall be no more than one such audit and certification by an internationally recognised independent accounting firm during a given calendar year, and no inspection or certification shall take place more than *** after the submission of the annual statement to which it relates.

12.        OWNERSHIP OF INTELLECTUAL PROPERTY AND KNOW HOW

12.1.      Excluded IP.  Except for those rights expressly granted under this Agreement, nothing herein shall be construed as creating, granting or conveying to one Party any licence, right, title or other interest in or to any Intellectual Property Rights and Know How owned or controlled by the other Party or its Affiliates:

12.1.1.         existing prior to the Effective Date; or

12.1.2.         independently discovered and developed during the Term of this Agreement by such other Party or its Affiliates other than in performance of its obligations under this Agreement and without use of such other Party’s Intellectual Property Rights, Know How or other Confidential Information.

12.2.      Improvements.  Meda shall own, and Valeant hereby assigns to Meda, all Improvements arising pursuant to this Agreement that are exclusively related to a Licensed Product***.  In respect of any Improvements that are not assigned to Meda pursuant to this Clause 12.2, Valeant hereby grants to Meda an irrevocable, fully paid—up, worldwide (other than in the Xerese Territory or Elidel Territory), exclusive license with the right to grant sub-licenses solely for the research, development, manufacture, use, import, export, distribution, sale, offer for sale, marketing, and Commercialisation of Licensed Products during the Term; provided however that Meda shall be subject to the payment obligations and restrictions set out in Clause 4.8.

12.3.      Licence to Use Improvements.  All Improvements subject to Clause 12.2 and all Improvements made by Meda shall be included within the licence granted to Valeant by Meda pursuant to Clauses 2.1, 2.2 and 2.3.

12.4.      Cooperation with Respect to Improvements. Each Party shall promptly inform the other Party in writing of all Improvements of which it is aware arising during the Term of this Agreement.  Meda shall have the exclusive right and at its sole cost to file for patent protection on any Improvement, including those that it owns pursuant to Clause 12.2 and Valeant agrees to undertake such acts requested by Meda and at Meda’s sole cost and expense as may be reasonably necessary to perfect Meda’s interests in and to Improvements as provided for in Clause 12.2 (including, without limitation, any patent applications or patents filed during or after the Term of this Agreement to protect such Improvements), which shall include Commercially Reasonable Efforts to provide the filing Party with reasonable and timely access to any employees or consultants of the other Party who were involved in the research leading to such Improvements to amongst other things, establish inventorship, determine the scope and patentability of the relevant Improvements and causing the execution of any assignments or other documents necessary to perfect the Parties’ interests in such Improvements.

12.5.      New Know-How. To the extent that Valeant acquires any significant new Know How regarding and relating to the quality, efficacy, or safety of any Licensed Product, it shall provide Meda with paper, and if available, electronic copies of such Know How.

13.        MANAGEMENT OF PATENT RIGHTS

13.1.      Prosecution, Maintenance and Defence of Meda IP.  Meda shall be responsible for, bear the cost of, and undertake (whether itself, through Affiliates or Third Parties), the filing, prosecution and maintenance of the Licensed Patents and shall so prosecute and maintain all Licensed Patents.

13.2.      Notification of Infringement.  Each Party shall promptly notify the other Party of any actual or potential infringement of any Licensed Patents by a Third Party which comes to that Party’s attention during the Term of this Agreement.  Each Party shall promptly notify the other Party upon receiving notification that any such Licensed Patents is subject to a judicial or administrative challenge alleging non-infringement, invalidity or unenforceability.

13.3.     Prosecution of Infringement.  Meda shall have the initial right, but not the obligation, using counsel of its choice at its own cost to enforce the Licensed Patents or defend any challenge with respect thereto. Meda shall have sole control of any decisions or other aspects of any such action; provided that, where Valeant requests to be joined as a Party, the Parties shall pursue damages for *** in any such action. Valeant shall, upon request, give to Meda such reasonable assistance as Meda may reasonably request, including by signing or executing any necessary documents and consenting to it being named as a party to the proceedings; provided that Meda shall reimburse Valeant for any reasonable out-of-pocket expenses incurred while providing such assistance. If Meda does not institute any such action within *** of a notice from Valeant requiring such action or such shorter time as may be required to avoid loss or material prejudice to the ability to bring or sustain or prevail in such action under the circumstances, then Valeant shall have the right, but not the obligation, at its own cost, to commence proceedings regarding the infringement or challenge, Valeant shall have sole control of any decisions or other aspects of the action and Meda shall, upon request, give to Valeant such reasonable assistance as Valeant may reasonably request, including by signing or executing any necessary documents and consenting to it being named as a party to the proceedings, provided that Valeant shall reimburse Meda for any reasonable out-of-pocket expenses incurred while providing such assistance.

13.4.     Infringement and Other Proceedings.  In the event that any Third Party alleges infringement or other violation of its Intellectual Property Rights in the Elidel Territory or Xerese Territory, as applicable, against Valeant with respect to the Licensed Products, or that Valeant considers it desirable to seek a declaration of non-infringement with regard to Licensed Products under any Third Party patent rights, Valeant shall control the defence (or, as applicable, prosecution) of such proceeding and the cost of such proceedings shall be borne by Valeant.

13.5.     Interferences and Other Proceedings.  In the event that any Third Party interference or opposition proceedings are commenced against one of the Parties with respect to the Licensed Patents, or that a Party considers it desirable to contest interference proceedings with a Third Party in respect to such Licensed Patents, the Parties shall consult with each other with a view to agreeing the strategy to be adopted.

13.6.     To the extent that the validity, existence, inventorship or ownership of any of the Intellectual Property Rights owned by Meda is in issue in any proceeding set forth in Clause 13.5, as between the Parties, Meda shall have the sole control of decisions and proceedings directly relating to those issues and Valeant shall give Meda such reasonable assistance as Meda may reasonably request in the defence of such claims, at Meda’s cost.   In the event that Meda so assumes control of such elements of a proceeding, the costs of those elements of the proceeding which are controlled by Meda shall be borne by Meda.

13.7.      Consultation; Settlements.  Each Party shall consult with the other Party in respect of any action which it may take pursuant to this Clause 13.6 and shall consider in good faith any comments such other Party makes pursuant to this Clause 13.6, provided that ***.

13.8.     Recovery.  Any damages or award (including any award of costs) made in proceedings shall be used first to reimburse each Party for any costs or expenses that it may have incurred in connection with the infringement proceedings (including without limitation, any amounts paid by the Party bringing the action to the other Party as reimbursement for expenses related to assisting in the proceedings) and any amounts expressly awarded to Meda *** and any amounts expressly awarded in ***.

14.        TRADE MARKS

14.1.    Trade Marks.  Valeant will market and label:

14.1.1.         Elidel Licensed Products in the Elidel Territory under the Elidel Trade Marks; and

14.1.2.         Xerese Licensed Products in the Xerese Territory under the Xerese Trade Marks.

14.2.    Acknowledgement. Each packet containing a Licensed Product shall bear an acknowledgement that it is licensed by Meda to Valeant.

14.3.      Use of Licensed Trade Marks. Valeant may use the Licensed Trade Marks solely in connection with the sale, use, marketing and promotion of the respective Royalty Products in the Elidel Territory or Xerese Territory, as applicable; provided that:

14.3.1.         the Licensed Trade Marks may be used only on the Royalty Products and on no other products whatsoever; and

14.3.2.         whenever a Licensed Trade Mark is affixed to Royalty Products it shall be accompanied by wording and/or clear marking by the use of the ® symbol to show where appropriate that the Licensed Trade Mark in question has been registered as a trade mark and in other cases by the suffix TM, however, the foregoing does not apply to regulatory filings or correspondence with Regulatory Authorities.

14.4.      Maintaining the Licensed Trade Marks. Meda shall, at its cost, be responsible for taking all steps to prosecute and maintain the Licensed Trade Marks and Valeant shall provide all reasonable assistance with such prosecution and maintenance.

14.5.      Infringement of Licensed Trade Marks.  In the event that either Party becomes aware of any actual or threatened infringement or misappropriation of any Licensed Trade Mark by a Third Party in the Elidel Territory or Xerese Territory, as applicable, that Party shall promptly inform the other of such infringement, and the Parties shall consult with each other in good faith to determine jointly the best way to prevent the infringement, including, without limitation, by instituting a legal proceeding against such Third Party.  Meda shall have the right, at its own cost, to defend and enforce the Licensed Trade Mark in the Elidel Territory or Xerese Territory, as applicable, and shall take such steps as it considers appropriate in the enforcement of the Licensed Trade Mark, or in respect of any actual or threatened infringement of any Licensed Trade Mark in the Elidel Territory or Xerese Territory, as applicable; provided that, where Valeant requests to be joined as a Party, the Parties shall pursue damages for *** in any such action.  If Meda elects not to take any action which Valeant considers appropriate within *** of being requested in writing to do so by Valeant, Valeant shall have the right, at its own cost, to bring proceedings in its own and Meda’s name in respect of such infringement.  The Party bringing proceedings in accordance with the foregoing shall have sole control of any decisions or other aspects of the action, subject to Clause 14.6, and the other Party shall, upon request, give to the prosecuting Party such reasonable assurances as the prosecuting

Party may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that the prosecuting Party shall reimburse the other Party for any reasonable out-of-pocket expenses incurred while providing such assistance.  The prosecuting Party shall keep the other Party reasonably informed of the progress of the action and shall consider the comments and observations of the other Party in prosecuting the action.

14.6.      Settlements.  In the event that any action or suit shall be brought against Valeant in connection with the Licensed Trade Marks for alleged infringement or misappropriation of a Third Party’s trade mark, ***.

14.7.     Recovery.  Any damages or award (including any award of costs) made in proceedings shall be used first to reimburse each Party for any costs or expenses that it may have incurred in connection with the infringement proceedings (including without limitation, any amounts paid by the Party bringing the action to the other Party as reimbursement for expenses related to assisting in the proceedings) and any amounts expressly awarded to Meda *** and any amounts expressly awarded ***.

15.        TERMINATION

15.1.      Term of Agreement.  This Agreement shall come into effect on the Effective Date and shall continue until terminated in accordance with this Clause 15 (the “Term”).

15.2.     Termination for Patent Challenge or Trade Mark Challenge.  Meda may terminate this Agreement on *** prior written notice if:

15.2.1.         Valeant challenges or contests or assists a Third Party to challenge or contest the scope, validity or ownership of any of the Licensed Patents or to claim that they are not necessary for the import, keeping, use or sale of any Licensed Products;

15.2.2.         Valeant challenges or contests or assists a Third Party to challenge or contest the registration, validity or ownership of any of the Licensed Trade Marks.

provided that if Valeant so ceases such challenge, contest or assistance within ***, Meda shall have no right to terminate this Agreement on the basis of the challenge, contest or assistance set forth in such notice.

15.3.     Termination for Breach.  Subject to the terms of this Clause 15, either Meda on the one hand or Valeant on the other hand (the “Terminating Party”) shall have the right to terminate this Agreement in the event that Valeant or Meda, respectively, commits a material breach of this Agreement.  The non-breaching Party shall first provide written notice to the Party that committed such material breach (the “Defaulting Party”), which notice shall clearly describe the nature of the breach.  The Defaulting Party shall have *** in which to cure the breach (or such longer period as is set out in the notice).  If the Defaulting Party fails to cure the breach within *** (or such longer period as is set out in the notice) then the Terminating Party may terminate this Agreement immediately on written notice.

15.4.     Termination for Insolvency.  Either Party shall have the right to terminate this Agreement immediately upon giving written notice of termination to the other (the “Insolvent Party”) if the Insolvent Party suspends or threatens to suspend payment of its debts as they fall due in circumstances where the Insolvent Party is unable to pay its debts within the meaning of the relevant bankruptcy or insolvency laws, any action, or any legal proceedings are started whether by a Third Party or not, for the purpose of the winding up or dissolution of the Insolvent Party or an analogous event occurs in any jurisdiction.

16.        CONSEQUENCES OF TERMINATION

16.1.     Upon expiry or termination of this Agreement for any reason:

16.1.1.         Termination of Rights.  Subject to Clauses 16.2 and 16.4, all of the rights of Valeant under this Agreement shall terminate upon the Termination Date.

16.1.2.         Termination of ***

16.1.3.         Intellectual Property Infringement Proceedings.  The Parties shall continue to be obliged to continue providing the support and assistance in relation to any litigation concerning infringement of Patent Rights or infringement of Licensed Trade Marks in the Elidel Territory or Xerese Territory, as applicable, that had been initiated pursuant to Clauses 13 or 14 prior to the Termination Date and not settled as of the Termination Date.

16.1.4.         Return of Confidential Information After Termination.  Valeant shall, at its own cost, promptly, at Meda’s option, either return to Meda all tangible Confidential Information disclosed to Valeant by or on behalf of Meda (including all copies thereof) or destroy such Confidential Information; provided that Valeant shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Clause 17. Valeant shall use reasonable endeavours to delete all electronic copies of such Confidential Information from its systems.  Upon termination, Meda shall, at its own cost, at Valeant’s option, either return to Valeant all tangible Confidential Information disclosed to Meda by or on behalf of Valeant (including all copies thereof) or destroy such Confidential Information; provided that Meda shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Clause 17.  Meda shall use reasonable endeavours to delete all electronic copies of such Confidential Information from its systems.

16.1.5.         Transfer of Marketing Authorisations and Other Regulatory Approvals After Termination. Valeant shall promptly take action to transfer, to Meda or to its designee, all Regulatory Approvals relating to the all Licensed Product in the Elidel Territory or Xerese Territory, as applicable, together with any applications for Regulatory Approvals of Licensed Products (including Marketing Authorisation applications or other such applications, as well as all existing INDs and other similar regulatory filings in the Elidel Territory or Xerese Territory, as applicable, for the conduct of clinical trials with respect to Licensed Products) together with a copy of all Elidel Clinical Data and Xerese Clinical Data. All such transfers shall be completed in accordance with applicable laws, rules and regulations. In the event that such a transfer is not possible, Valeant shall maintain the existing Regulatory Approvals and applications therefor for Licensed Products in the Elidel Territory or Xerese Territory, as applicable, including, without limitation, granting Meda and/or its designees rights to cross-refer to the data and information on file with Regulatory Authorities in the Elidel Territory or Xerese Territory, as applicable, as may be necessary to facilitate the granting of separate Regulatory Approvals to Meda. The costs of compliance with this Clause 16.1.4 shall be borne by Valeant if Meda has terminated the Agreement and by Meda if Valeant has terminated the Agreement.

16.1.6.         Clinical Studies. Valeant shall, upon Meda’s written request, transfer to Meda in an orderly fashion the management and sole responsibility for any clinical studies on Licensed Products that were commenced prior to the termination of this Agreement, including ***.  Commencement shall mean the point at which the first study subject has been dosed with the relevant Licensed Product.  The costs of such transfer shall be borne by Valeant if Meda has terminated the Agreement and by Meda if Valeant has terminated the Agreement. Valeant shall not commence any clinical study of Licensed Products at any time after it has given or received a notice of termination pursuant to Clause 15. Valeant shall not have an obligation to continue any clinical study of Licensed Products at any time after the effective date of termination.

16.1.7.         Distribution Services.  Upon termination of this Agreement, Valeant shall have the right, but not the obligation, for a period of *** following the effective date of termination, to sell any inventory of Licensed Product existing on the effective date of termination. On the effective date of the termination or the end of such period, whichever is later, Meda shall be required to purchase from Valeant any remaining inventory of Licensed Products that is in Saleable Condition and that has, at the time of delivery to Meda, a remaining shelf life of no less than *** of the shelf life authorized in the applicable Marketing Authorization, at Valeant’s actual cost to acquire such inventory.

16.1.8.         Provision of Promotional and Marketing Materials, Information and Records After Termination.  Valeant shall provide to Meda a copy of all promotional and marketing materials used in the promotion of Licensed Products and hereby grants a licence to Meda in the Elidel Territory or Xerese Territory, as applicable, effective as of the date of termination, to use and/or create any such materials, copies or derivative works thereof in Meda’s promotion of Licensed Products; provided that such license does not extend to use of any trade name, trademark or service mark of Valeant.  Meda shall be entitled to sublicense the rights to any Third Party it grants the right to market the Licensed Products (or the terminated Licensed Product(s), as applicable) in the Elidel Territory or Xerese Territory, as applicable. Valeant shall not be liable for any use of promotional and marketing materials by Meda or its sublicensee subsequent to the date of termination.

16.1.9.         Third Party Agreements and ***.  Promptly following termination of this Agreement, the Parties will use their best efforts to procure the assignment of ***, and any Third Party Agreements assigned to Valeant pursuant to this Agreement, from Valeant back to Meda. With respect to the Third Party Agreements that are assigned from Valeant back to Meda pursuant to this Clause 16.1.9, the Parties agree enter into an assignment and assumption agreement substantially in the form of Schedule 8 attached hereto assigning any Third Party Agreements assigned to Valeant pursuant to this Agreement back to Meda.

16.1.10.       Records.  Notwithstanding anything to the contrary in this Clause 16.1, each Party may retain one archival copy of any records or other materials solely for archival purposes or additional copies as required by applicable law.

16.2.     Accrued Rights.  The expiration or earlier termination of this Agreement for whatever reason shall not affect any rights or obligations of the Parties arising in any way out of this Agreement which are accrued prior to the date of termination, including, without limitation, the right to recover damages against the other Party for any breach of this Agreement occurring prior to such termination.

16.3.     Related Agreements.  The Elidel Supply Agreement shall terminate on the same date as termination of this Agreement subject to the provisions of the Elidel Supply Agreement dealing with the consequences of termination. The Pharmacovigilance Agreement shall survive pursuant to its own terms after termination of this Agreement.

16.4.     Surviving Clauses.  In the event of expiry or termination of this Agreement for any reason the provisions of Clauses 16 (Consequences of Termination), 17 (Confidentiality),  19 (Liability and Indemnities) and 23 (Miscellaneous) shall remain in full force and effect.

17.        CONFIDENTIALITY

17.1.      Confidential Information.  During the Term each Party (the “Disclosing Party”) may disclose or make available to the other Party (the “Receiving Party”) confidential and/or proprietary information related to its products, technology, research plans, business affairs and/or finances related to the Licensed Products, including, any Know-How (the “Confidential Information”).  All Confidential Information is and shall remain the property of the Disclosing Party; provided, however, that all Improvements that are generated by or on behalf of either Party in performance of activities under this Agreement shall be deemed to be the Confidential Information of Meda.

17.2.      Confidentiality Obligations.  Each Party undertakes that except as expressly permitted pursuant to this Agreement it shall not, and shall ensure that its Affiliates do not, disclose or permit to be disclosed to any Third Party, or use or permit the use for any purpose other than in performance of its obligations under this Agreement, any of the other Party’s Confidential Information. Each Party may disclose Confidential Information provided by the other Party to the extent such disclosure is reasonably necessary in the following instances:

17.2.1.         disclosure to governmental or other Regulatory Authorities in order to gain or maintain approval to conduct clinical trials or to market Licensed Product, but such disclosure may be only to the extent reasonably necessary to obtain authorisations;

17.2.2.         complying with applicable court orders or governmental regulations, including rules or regulations of any competent authority, Regulatory Authority or regulated securities exchange provided that the Receiving Party (i) promptly gives notice to the Disclosing Party in order to allow such Disclosing Party whatever opportunity may exist to seek confidential treatment of the Confidential Information; (ii) provides to the Disclosing Party all reasonable assistance to obtain confidentiality undertakings at the Disclosing Party’s expense; and (iii) only discloses Confidential Information to the extent required by the applicable court order or governmental regulation.

17.2.3.         The obligations of each Party under this Clause 17 shall continue for the duration of this Agreement and shall survive for a period of *** from the date of termination.

If the Party required by law to disclose is unable to inform the Disclosing Party prior to disclosure, the Receiving Party shall (provided it is lawful to do so) make full disclosure as soon as possible after such disclosure.

17.3.      Exclusions from Confidentiality Undertaking.  The obligations of confidentiality set out in this Clause 17 shall not apply to Confidential Information which is:

17.3.1.         published or becomes generally available to the public other than as a result of a breach of the undertakings hereunder by the receiving Party;

17.3.2.         in the possession of the receiving Party prior to its receipt from the disclosing Party, as evidenced by contemporaneous written evidence, and is not subject to a duty of confidentiality;

17.3.3.         independently developed by the receiving Party and is not subject to a duty of confidentiality; or

17.3.4.         obtained by the receiving Party from a Third Party not subject to a duty of confidentiality.

17.4.     Press Announcements.  The Parties shall provide each other with a draft of any proposed press release concerning the entering into of this Agreement or otherwise relating to the Elidel Licensed Product or the Xerese Licensed Product and shall obtain the other Party’s agreement to its terms, such agreement not to be unreasonably withheld, delayed, or conditioned.

18.        WARRANTIES

18.1.      Warranties by Each Party.  Each Party hereby warrants to the other Party that, as of the Effective Date:

18.1.1.         it is duly organised and validly existing under the laws of its place of incorporation;

18.1.2.         it has legal power, authority and right to enter into this Agreement;

18.1.3.         the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organisational documents nor any other material agreement or arrangement, whether written or oral, by which it is bound;

18.1.4.         it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement, and that this Agreement has been duly authorised, executed, and delivered by that Party; and

18.1.5.         that this Agreement is a valid, binding, and legally enforceable obligation of that Party.

18.2.    Warranties by Meda with respect to the Elidel Licensed Products.  Meda hereby warrants to Valeant that, as of the Effective Date:

18.2.1.         Meda has not received any written notice of or threatening any material suit, legal claim, action, proceeding (other than patent oppositions), investigation against Meda or any of its Affiliates, that relates to the Elidel Licensed Products.

18.2.2.         Meda has not received any written notice threatening any orders, injunctions or decrees of any Governmental Entity to undertake Measures (as defined in the Elidel Supply Agreement) in the Elidel Territory or otherwise applicable or related to the Elidel Licensed Products that in any material respect restricts the arrangements contemplated by this Agreement.

18.2.3.         Meda and/or its Affiliates are (i) the beneficial owners of the Elidel Licensed Patents, Elidel Licensed Know-How, Elidel Licensed Clinical Data and Elidel Licensed Trade Marks free and clear of all Encumbrances (other than Permitted Encumbrances) or (ii) otherwise have sufficient rights to grant to Valeant the licenses and sublicenses as contemplated by this Agreement.

18.2.4.         To the Knowledge of Meda, the rights granted to Valeant in Clause 2 constitute all the material rights necessary to Commercialise the Elidel Licensed Products in the Elidel Field in the Elidel Territory.

18.2.5.         Neither Meda nor any of its Affiliates is a party to any license or similar agreement under which it has granted or agreed to grant a license or other rights to any Third Party to the Elidel Licensed Patents or the Elidel Trade Marks, other than any licenses or other rights which would not conflict in any material respect with the rights being conveyed or licensed to Valeant under this Agreement.

18.2.6.         To the Knowledge of Meda, the sale, offer for sale or importation of the Elidel Licensed Product in the Elidel Field as it is sold, offered for sale or imported in the Elidel Territory as of the date hereof does not infringe, misappropriate or otherwise violate in any material respect the Intellectual Property Rights of any Third Party.

18.2.7.         To the Knowledge of Meda, none of the Elidel Licensed Patents or Elidel Trade Marks has been adjudged invalid or unenforceable in whole or part other than abandoned patents.

18.2.8.         Meda has not received any written notice of any suit, claim, action, proceeding challenging or seeking to deny or restrict, directly or indirectly, the rights of Meda or any of its Affiliates in any Elidel Licensed Patents, Elidel Trade Marks or Elidel Licensed Know-How.

18.2.9.         To the Knowledge of Meda, no Third Party is infringing or misappropriating any of the Elidel Licensed Patents, Elidel Trade Marks or Elidel Licensed Know-How.

18.2.10.       Meda and its Affiliates are in compliance with *** and, to the knowledge of Meda, *** and its Affiliates are in compliance with ***.

18.3.    Warranties by Meda with respect to the Xerese Licensed Products.  Meda hereby warrants to Valeant that, as of the Effective Date:

18.3.1.         There is no material suit, legal claim, action, proceeding (other than patent oppositions), investigation pending, or to the Knowledge of Meda, threatening in writing against Meda or any of its Affiliates, that relates to the Xerese Licensed Products.

18.3.2.         To the knowledge of Meda, there are no outstanding or threatened (in writing) orders, injunctions or decrees of any Governmental Entity in the Xerese Territory or otherwise applicable or related to the Xerese Licensed Products that in any material respect restricts the arrangements contemplated by this Agreement.

18.3.3.         Meda and/or its Affiliates (i) are the beneficial owners of the Xerese Licensed Patents, Xerese Licensed Know-How, Xerese Licensed Clinical Data and Xerese Licensed Trade Marks free and clear of all Encumbrances (other than Permitted Encumbrances), or (ii) otherwise have sufficient rights to grant to Valeant the licenses and sublicenses as contemplated by this Agreement.

18.3.4.         To the Knowledge of Meda, the rights granted to Valeant in Clause 2 constitute all the material rights necessary to Commercialise the Xerese Licensed Products in the Xerese Field in the Xerese Territory.

18.3.5.         Neither Meda nor any of its Affiliates is a party to any license or similar agreement under which it has granted or agreed to grant a license or other rights to any Third Party to the Xerese Licensed Patents or the Xerese Trade Marks, other than any licenses or other rights which would not conflict in any material respect with the rights being conveyed or licensed to Valeant under this Agreement.

18.3.6.         To the Knowledge of Meda, the sale, offer for sale or importation of the Xerese Licensed Product in the Xerese Field as it is sold, offered for sale or imported in the Xerese Territory as of the date hereof does not infringe, misappropriate or otherwise violate in any material respect the Intellectual Property Rights of any Third Party.

18.3.7.         To the Knowledge of Meda, none of the Xerese Licensed Patents or Xerese Trade Marks has been adjudged invalid or unenforceable in whole or part other than abandoned patents.

18.3.8.         Meda has not received any written notice of any suit, claim, action, proceeding challenging or seeking to deny or restrict, directly or indirectly, the rights of Meda or any of its Affiliates in any Xerese Licensed Patents, Xerese Trade Marks or Xerese Licensed Know-How.

18.3.9.         To the Knowledge of Meda, no Third Party is infringing or misappropriating any of the Xerese Licensed Patents, Xerese Trade Marks or Xerese Licensed Know-How.

18.3.10.       Meda and its Affiliates are in compliance with *** and, to the Knowledge of Meda, *** and its Affiliates are in compliance with ***.

18.3.11.       Meda and its Affiliates are in compliance with *** and, to the Knowledge of Meda, *** is in compliance with ***.

18.3.12.       Meda or its Affiliate is the holder of the Marketing Authorization number NDA 22-436 in the United States for the Xerese Product marketed in the United States at the Effective Date.

18.4.     Meda Disclosure.  Valeant acknowledges that Meda has made the following disclosures and that Meda shall not be liable for any breach of warranty arising out of or in relation to the matters disclosed below:

18.4.1.         ***

18.4.2.         Meda has disclosed to Valeant ***.

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18.5.     Undertaking by Valeant. Valeant undertakes to Meda that it will comply with Meda’s obligations to ***, provided however that:

18.5.1.         the undertaking with respect to ***;

18.5.2.         with respect to the undertaking regarding ***; and

18.5.3.         with respect to the undertaking regarding ***.

If required in order to *** under the *** Agreement by Meda to Valeant or if the Parties otherwise agree, Valeant shall provide ***.

18.6.     No Implied Warranties.  The warranties provided in this Clause 18 are in lieu of any other warranties, express or implied, and nothing herein shall be construed as a warranty by either Party of any kind, including without limitation, any implied warranty of fitness for a specific purpose or merchantable quality, all of which are expressly and specifically excluded.

18.7.     No Warranties of Intellectual Property Rights.  Nothing in this Agreement shall be construed as a warranty given by any Party (i) that any patent will issue after the Effective Date based upon any pending patent application included in the Licensed Intellectual Property, or (ii) that any granted patent which issues from such pending patent applications will be valid and enforceable, or (iii) that after the Effective Date the manufacture, use or sale of Licensed Products or the use of any Licensed Intellectual Property will not infringe the patent or proprietary rights of any Third Party.

18.8.     No Further Warranties.  No director, officer, employee or agent of any Party or its Affiliates is authorised to make any further warranty to the other Party which is not contained in this Agreement, and each Party acknowledges that it has not relied on any such oral or written warranties.

19.        LIABILITY AND INDEMNITIES

19.1.     No Consequential Damages. Subject to Clause 19.7, but otherwise notwithstanding any other provision of this Agreement, neither Party shall be liable to the other Party or to any Affiliate of the other Party for any lost profits, business opportunities, special, indirect, consequential, exemplary, or punitive damages of any nature arising under or in relation to this Agreement even if that Party was advised in advance of the possibility of such loss or damage, unless actually paid to a Third Party.

19.2.     Indemnification by Valeant.  Valeant shall, subject to Clause 19.1, indemnify, defend and hold harmless Meda, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “Meda Indemnified Parties”) against any and all claims, causes of action, demands, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, asserted by a Third Party (each a “Loss”) to the extent such Loss arose out of or was caused by: (a) the distribution, marketing, promotion or sale of Licensed Products by or on behalf of Valeant or its Affiliates or sublicensees; (b) Valeant’s breach of any of its warranties or covenants herein; (c) ***; or (d) a

36

negligent act or omission or wilful misconduct by Valeant, its Affiliates or sublicensees in the performance of its obligations under this Agreement; except, in all cases, to the extent that such Loss arises out of (i) the negligence or wilful misconduct of Meda; (ii) Meda’s breach of any of its warranties herein or (iii) any failure of Meda to perform or observe any provision, obligation, covenant or agreement to be performed by Meda pursuant to this Agreement.

19.3.     Indemnification by Meda.  Meda shall, subject to Clause 19.1, indemnify, defend and hold harmless Valeant, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively the “Valeant Indemnified Parties”) against any and all Losses incurred or suffered by the Valeant Indemnified Parties to the extent such Loss arose out of or was caused by (a) other than by Valeant, the distribution, marketing, promotion or sale of Licensed Products by or on behalf of Meda or its Affiliates, licensees, or sublicensees or their predecessors; (b) Meda’s breach of any of its warranties or covenants herein; (c) ***; or (d) a negligent act or omission or wilful misconduct by Meda, its Affiliates or sublicensees in the performance of its obligations under this Agreement, or ***; except, in all cases, to the extent that such Loss arises out of (i) the negligence or wilful misconduct of Valeant (ii) Valeant’s breach of any of its warranties herein or (iii) any failure of Valeant to perform or observe any provision, obligation, covenant or agreement to be performed by Valeant pursuant to this Agreement.  In addition, Meda shall fully indemnify and hold the Valeant Indemnified Parties harmless from any and all Losses arising out of any use by Meda or by any Third Party to which Meda grants a license or sublicense pursuant to Clause 16.1.7, of promotional and marketing materials; the foregoing indemnification shall survive termination of this Agreement indefinitely.

19.4.     Notification of Liabilities/Losses.  A person or entity entitled to indemnification under this Clause 19.4 (an “Indemnified Party”) shall give prompt written notification (within twenty (20) days or less if action is required within such shorter time period) to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement or notice of Loss for which indemnification may be sought or, if earlier, upon the assertion of any such Loss (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Loss as provided in this Clause 19.4 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except, and only, to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice).  The Indemnifying Party shall be liable for any reasonable legal fees and expenses subsequently incurred in connection with the defence of such Loss after receiving such notice.  The Parties shall thereafter keep the other Party informed of any Losses or threatened Losses (as described in Clauses 19.2 and/or 19.3).

19.4.1.         In the case of a Loss for which Meda seeks indemnification under Clause 19.2, Meda shall permit Valeant to direct and control the defence of the Loss and shall provide such reasonable assistance as is reasonably requested by Valeant (at Valeant’s cost) in the defence of the Loss; provided that nothing in this Clause 19.4.1 shall permit Valeant to make any admission on behalf of Meda, or to settle any claim or litigation which would impose any financial obligations on Meda or would result in any loss or diminution of the scope, validity or

37

enforceability of the Licensed Intellectual Property without the prior written consent of Meda, such consent not to be unreasonably withheld, delayed or conditioned.

19.4.2.         In the case of a Loss for which Valeant seeks indemnification under Clause 19.3, Valeant shall permit Meda to direct and control the defence of the Loss and shall provide such reasonable assistance as is reasonably requested by Meda (at Meda’s cost) in the defence of the Loss, provided that nothing in this Clause 19.4.2 shall permit Meda to make any admission on behalf of Valeant, to settle any claim or litigation which would impose any financial obligations on Valeant or materially affect Valeant’s rights under or the value to Valeant of the Licensed Intellectual Property without the prior written consent of Valeant, such consent not to be unreasonably withheld, delayed or conditioned.

19.5.     Supply.  The indemnities in this Agreement shall not apply to the manufacture and supply of Licensed Products which shall be governed by the Elidel Supply Agreement or Clause 9.1, as applicable, which will provide for the manufacturer and supplier of Licensed Products and active pharmaceutical ingredients to bear certain liabilities on terms to be agreed for Losses for product liability claims arising out of the negligent manufacture or supply of those Licensed Products and active pharmaceutical ingredients.

19.6.     Mitigation.  Any Party making a claim under this Clause 19 shall take all reasonable steps to mitigate and/or minimise the Losses suffered and shall not do anything which would have the effect of increasing the Losses.

19.7.     Restriction on Limitation of Liability.  Neither Party limits or excludes its liability for fraud, fraudulent concealment or fraudulent misrepresentation, nor for death or personal injury arising from its negligence.

19.8.     Insurance. Each Party shall maintain comprehensive general liability insurance, including broad form contractual liability and product liability coverage which is sufficient to meet its obligations pursuant to this Agreement.  Each Party shall maintain such insurance during the term of this Agreement and thereafter for a period of ***.  Upon request, the insured Party shall provide the other Party with a certificate of insurance as evidence of the requested coverage and shall notify the other Party within thirty (30) days of any cancellation or termination of such insurance.

20.        ***

21.        ***

.

22.        NOTICES.

22.1.    Address. Any notice required to be given under this agreement, shall be in writing and shall be delivered personally, or sent by pre-paid certified or registered post return receipt

38

requested or recorded delivery or by commercial courier, to each party required to receive the notice at its address as set out below:

Meda:

***

Valeant:

***

or as otherwise specified by the relevant Party by notice in writing to each other Party.

22.2.     Deemed Delivery. Any notice shall be deemed to have been duly received:

22.2.1.         if delivered personally, when left at the address and for the contact referred to in this Clause 22;

22.2.2.         if sent by pre-paid recorded delivery, at 9.00 am on the fifth Business Day after posting; or

22.2.3.         if delivered by commercial courier, on the date and at the time that the courier’s delivery receipt is signed.

23.        MISCELLANEOUS.

23.1.     Force Majeure. In the event any Party (the “Affected Party”) is delayed or prevented from the performance of any act required under this agreement by reasons outside its reasonable control including, war or national emergency, acts of terrorism, protests, riot, fire, explosion, flood, epidemic, but not including any labour dispute (a “Force Majeure Event”), then performance of such act will be excused for the period of such delay, provided however, that such party shall exert its reasonable efforts to overcome such Force Majeure Event and to resume performance of its obligations in a timely manner.  Notice of the commencement and termination of such Force Majeure Event will be provided by the Affected Party to the other Party. Any obligations of the Affected Party will be extended for a period of time equal to the number of days of the delay, provided however, that in the event that such Affected Party is unable to overcome such Force Majeure Event within one-hundred eighty (180) days, the other Party may terminate this Agreement on written notice.

23.2.     Public Statements. The Parties shall not disclose the relationship between the Parties or the existence of this Agreement to any Third Party without the consent of the other Party, except as may be required by applicable law (including without limitation, federal and local securities laws) or any listing agreement with the New York Stock Exchange, or as may be reasonably requested in connection with any proceedings before any Regulatory Authority or other governmental authority.

39

23.3.     Independent Contractors.  The Parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

23.4.     Assignment, Subcontracting.  This Agreement and each and every covenant, term and condition herein is binding upon and enures to the benefit of the Parties hereto and their respective successors. Neither Party may assign this Agreement, nor assign, sublicense, delegate or sub-contract any of its rights or obligations granted hereunder without the other Party’s prior written consent, except that a Party may (a) assign, sublicense, subcontract or delegate any or all of its rights and obligations under this Agreement to one or more of its Affiliates; and (b) assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates. No permitted assignment, sublicense, subcontract or delegation shall relieve the assigning, sublicensing, subcontracting or delegating Party of its liability hereunder. Any attempted assignment in contravention of the foregoing shall be void.

23.5.     Severability.  If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or competent authority which either has jurisdiction over this Agreement or has jurisdiction over any of the Parties):

23.5.1.         in the case of the illegality, invalidity or un-enforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

23.5.2.         in the case of the illegality, invalidity or un-enforceability of part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect.

If, in the reasonable opinion of any Party, any severance under this Clause 23.5 materially affects the commercial basis of this Agreement, then the Parties shall discuss, in good faith, ways to eliminate the material effect.

23.6.     Language.  Except where expressly provided otherwise, all reports, plans and any other form of communication between the Parties shall be in English and where necessary Valeant shall provide an English translation of any document sent to Meda and Meda shall provide an English translation of any document sent to Valeant.

23.7.     Entire Agreement.  This Agreement (together with the Elidel Supply Agreement and the other agreements referenced in this Agreement), constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and cancels and supersedes all prior agreements, whether verbal or written, between the Parties with respect to the subject matter hereof, including, specifically, the Interim Distribution Agreement, provided that any Confidential Information (as such term is defined in the Interim Distribution Agreement) shall be deemed to be Confidential Information pursuant

40

to this Agreement and subject to the applicable provisions hereof.  No modification of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of both of the Parties.

23.8.     Third Party Rights. A person who is not a Party to the Agreement shall not have any rights under or in connection with it.

23.9.     Waiver. No delay or failure of any Party in exercising or enforcing any of its rights or remedies under this Agreement shall operate as a waiver of those rights.

23.10.  Governing Law and Dispute Resolution.

23.10.1.     This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement including any question regarding its existence, validity, enforceability or termination) shall be governed by and construed in accordance with the laws of England, without regard to principles of choice of law or conflicts of laws that might lead to the application of laws other than the laws of England.

23.10.2.     Except as otherwise provided under Clause 13.5 of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of England located in London, England over any action, suit or proceeding arising out of or relating to this Agreement.  Each of the Parties hereto irrevocably waives any right that it may have to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

23.10.3.     This Clause 23.10 shall not prevent a party hereto from enforcing any judgment obtained in the courts of England in any other jurisdiction.

23.11.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

41

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Signed by

State position:

By and on behalf of MEDA PHARMA SARL

Signed by

State position:

By and on behalf of VALEANT INTERNATIONAL (BARBADOS) SRL

42

SCHEDULE 1

PATENTS

PART A — Elidel Licensed Patents

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***			***
***	***	***	***			***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***			***	***
***	***	***	***	***	***	***	***
***	***	***	***			***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***			***	***
***	***	***	***			***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

***

FAMILY NUMBER	CTRY	FILING DATE	FILING NUMBER	GRANT NUMBER	GRANT DATE	STATUS	EXPIRY
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***

PART B — Xerese Licensed Patents

		Filing Date/ Issue Date	Country	Title	Status and Expiration
1.	***	***	***	***	***
2.	***	***	***	***	***
3.	***	***	***	***	***
4.	***	***	***	***	***
5.	***	***	***	***	***
6.	***	***	***	***	***

***	***	***	***	***
***	***	***	***	***

SCHEDULE 2

PRODUCTS

PART A — Elidel Products

Product Description

Elidel Cream 1% 30g

Elidel Cream 1% 100g

Elidel Cream 1% 60g

Elidel Cream Sample 10mg/5g

PART B — Xerese Products

Product Description

Xerese 0.5 gram pouch

Xerese 2 gram tube

Xerese 5 gram tube

SCHEDULE 3

TRADE MARKS

PART A — Elidel Trade Marks

TRADEMARK	COUNTRY	FILING DATE	FILING NUMBER	REGISTRATION DATE	REGISTRATION NUMBER	NEXT RENEWAL DATE
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***

PART B — Xerese Trade Marks

***

***

SCHEDULE 4

MARKETING SERVICES

The Parties will agree on a *** Plan covering the period *** which includes the following or a combination of the elements listed below.  The *** Services shall be provided in accordance with the *** Plan.

1.                                      ***

***

2.                                      ***

***

3.                                      ***

***

4.                                      ***

***

5.                                      ***

***

6.                                      ***

***

7.                                      ***

***

8.                                      ***

***

9.                                      ***

***

10.                               ***

***

SCHEDULE 5

***

SCHEDULE 6

MEDA’S KNOWLEDGE PERSONS

***

***

***

***

SCHEDULE 7

THIRD PARTY AGREEMENTS

Agreement Type	Meda Party	Counter Party	Territory / Country of Business	Effective Date of Agreement / Duration and Termination Period
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***	***	***
***		***		***
***		***		***
***		***		***

Agreement Type	Meda Party	Counter Party	Territory / Country of Business	Effective Date of Agreement / Duration and Termination Period
***		***	***	***
***		***		***
***		***		***
***		***	***	***
***		***	***	***

SCHEDULE 8

ASSIGNMENT AND ASSUMPTION OF THIRD PARTY AGREEMENTS

This ASSIGNMENT AND ASSUMPTION OF THIRD PARTY AGREEMENTS (this “Agreement”), is made as of the 29th day of June, 2011, by Meda Pharma SARL, a company incorporated in Luxembourg (“Assignor”), and Valeant International (Barbados) SRL, an international society with restricted liability established under the laws of Barbados (“Assignee”).  All capitalized words and terms used in this Agreement and not defined herein shall have the respective meanings ascribed to them in that certain License Agreement of even date herewith by and between Assignor and Assignee (the “License Agreement”).

WHEREAS, Assignor has entered into the License Agreement with Assignee, pursuant to which, among other things, Assignor agreed to assign its obligations under the Third Party Agreements to Assignee and Assignee is obligated to assume and accept the assignment of obligations for the Third Party Agreements.

NOW, THEREFORE, in order to satisfy Assignor’s and Assignee’s obligations under the License Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.               Assignment. In accordance with and subject to the terms of the License Agreement, Assignor hereby transfers to Assignee, all of Assignor’s right, title and interest in, to and under the Third Party Agreements.

2.               Assumption. In accordance with and subject to the terms of the License Agreement, Assignee hereby assumes and accepts Assignor’s entire right, title and interest in, to and under the Third Party Agreements and assumes and agrees to perform and discharge, in accordance with their respective terms and subject to the respective conditions thereof, all outstanding obligations and liabilities under the Third Party Agreements arising from and after the Effective Date.

3.               Sub-contraction of Relevant Obligation. Notwithstanding the provisions of paragraph 2, where any obligation under any of the Third Party Agreements cannot be assigned or transferred to Assignee except by an agreement of novation, such relevant obligation shall not be assigned or transferred pursuant to paragraph 2 above but Assignee shall perform (as the sub-contractor or agent of Assignor) the relevant obligation to the extent it is to be discharged after the Effective Date unless and until such novation is effected by obtaining the consent of the counterparty to the relevant contract.

4.               Governing Law. This Agreement shall be governed by the laws of England, without regard to principles of choice of law or conflicts of laws that might lead to the application of laws other than the laws of England. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of England located in London, England over any action, suit or proceeding arising out of or relating to this Agreement.

5.               EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.               Conflicts. Nothing in this Agreement shall be deemed to supersede, enlarge or modify any of the provisions of the License Agreement, all of which survive the execution and delivery of this Agreement as provided and subject to the limitations set forth in the License Agreement.  If any conflict exists between the terms of this Agreement and the terms of the License Agreement, the terms of the License Agreement shall govern and control.

7.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.               No Representation.  This Agreement is made without recourse, representation or warranty of any kind whatsoever, express or implied, except as specifically set forth in the License Agreement.

[No further text on this page]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written:

MEDA PHARMA SARL

By:
Name:
Title:

VALEANT INTERNATIONAL (BARBADOS) SRL

By:
Name:
Title:

SCHEDULE 9

PART A — ***

PART B — *** AGREEMENTS

Agreement	*** Party	Counterparty	Date of Agreement
***	***	***	***
***	***	***	***
***	***	***	***

SCHEDULE 10

***

SCHEDULE 11

MARKETING AUTHORIZATIONS

Elidel

Country	Product Name	Approval status	Marketing Authorization Number/NDA Number
Canada	Elidel Cream 1%	Approved	02247238
Mexico	Elidel Cream 1%	Approved	149M2002 SSA IV
United States	Elidel Cream 1%	Approved	21-302

Xerese

Xerese Product approved by the Food and Drug Administration of the United States Department of Health and Human Services (NDA 22-436).

SCHEDULE 12

TRANSITION AGREEMENT

U.S. TRANSITION AGREEMENT

between

MEDA PHARMA SARL

and

VALEANT INTERNATIONAL (BARBADOS) SRL

List of Annexes and Schedules

Annex A	AMP Reporting Format
Annex B	ASP Reporting Format
Annex C	BP Reporting Format
Annex D	NFAMP Reporting Format
Annex E	Patient Transaction Data Feed and Layout
Annex F	New Mexico Price Reporting Format
Annex G	Texas Vendor Drug Program Reporting Format

Schedule 2.5 Specified Existing Discount Agreements

U.S. TRANSITION AGREEMENT

This U.S. TRANSITION AGREEMENT (“U.S. Transition Agreement”) is made as of this [X] day of [X], 2011, by and between Meda Pharma SARL, a company incorporated in Luxembourg (“Meda”), and Valeant International (Barbados) SRL, an international society with restricted liability established under the laws of Barbados (“Valeant”).  Meda and Valeant are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Meda and Valeant have entered into a Licence Agreement dated as of June 29, 2011 (“Licence Agreement”) pursuant to which, among other things, Meda granted a license to Valeant to commercialize the Product (as defined below) in the Territory (as defined below); and

WHEREAS, the Licence Agreement provides that Meda and Valeant will enter into this U.S. Transition Agreement contemporaneously with the Closing Date (as defined below).

NOW, THEREFORE, the Parties hereby agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions.  The capitalized terms used in this U.S. Transition Agreement shall have the meanings as defined below or, if not defined below, as defined in the Licence Agreement:

“AMP” means the average manufacturer price, as defined at 42 U.S.C. § 1396r-8(k)(1) and implementing regulations.

“ASP” means the manufacturer’s average selling price as defined at 42 U.S.C. § 1395w-3a and 42 C.F.R. § 414.800, et seq.

“Best Price” means the “best price” as defined at 42 U.S.C. § 1396r-8(c)(1)(C) and 42 C.F.R. § 447.500 et seq.

“Calendar Quarter” means any period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Chargeback/Rebate Termination Date” shall have the meaning set forth in Clause 3.1(a)(ii).

“Chargebacks” means all chargebacks and all other credits and reimbursements, other than Rebates, to Customers with respect to the Product (whether relating to the Product sold prior to, on or after Closing Date).

“Closing Date” means the date hereof.

“CMS” means Centers for Medicare and Medicaid Services within the United States Department of Health and Human Services, or any successor organization or agency.

“Customers” means Third Party wholesalers, pharmacy benefit managers, managed care organizations, government buyers, group purchasing organizations or other Third Parties that contract with Meda with respect to the Product or purchase the Product from Meda as of the Closing Date in the Territory.

“Distributor/End Purchaser Invoice Date” means the date that a wholesaler or distributor sells a Product to an end purchaser customer, as reflected on Chargeback claims data.

“Existing Discount Agreements” shall have the meaning set forth in Clause 2.4.

“FSS” means Federal Supply Schedule administered by the United States Department of Veterans Affairs.

“Health Care Reform Fees” or “HCR Fees” means the fees described in Section 9008 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, as amended by Section 1401 of the Health Care Education Reconciliation Act of 2010, Pub. L. No. 111- 152.

“Licence Agreement” shall have the meaning set forth in the Recitals of this U.S. Transition Agreement.

“Meda NDC” shall have the meaning set forth in Clause 2.2.

“Medicaid Rebate Program” means the rebate program established pursuant to 42 U.S.C. §1396r-8.

“Medicare Program” means the program established pursuant to 42 U.S.C. Subchapter XVIII.

“Medicare Part D Prescription Drug Plans” means a Prescription Drug Plan as defined in 42 C.F.R.§ 423.4 or Medicare Advantage Prescription Drug plan that has been approved by CMS to offer prescription drug coverage that is integrated with health care coverage provided under Part C of the Medicare Program to enrollees, and that satisfies the definition of an “MA-PD plan” under 42 C.F.R. § 423.4.

“Medicare Part D Coverage Gap Rebate Program” means the rebate program pursuant to Section 3301 of the Patient Protection and Affordable Care Act, Pub. L. No. 111-148.

“NFAMP” means the non-federal average manufacturer price as defined in 38 U.S.C. § 8126 and the VA Master Agreement.

“Payment Claims” means any Rebates and/or Chargebacks, and without limiting the foregoing, includes prompt payment discounts, distribution service fees, and administrative fees charged by Customers.

“Pharmacy Claim Payment Date” means the date on which a pharmacy or other entity dispenses the Product as reflected on Rebate claim utilization data.

“PHS 340B Program” means the drug discount program, available to “covered entities,” that is administered by the Health Resources and Services Administration pursuant to 42 U.S.C. § 256b.

“Product” means the “Xerese Products” as defined in the Licence Agreement.

“Proportion of Product Sales” means the proportion of total sales of Meda and its Affiliates represented by sales of the Product that are used to calculate the HCR Fees associated with the Product, only if such proportion is expressly reported by the United States Department of Treasury when it invoices the HCR Fees to Meda and its Affiliates; provided, however, that if the United States Department of Treasury does not report such proportion as provided in the foregoing, then “Proportion of Product Sales” means the total dollar value of sales of the Product under the Meda NDC in the relevant calendar year to government purchasers included in the calculation of the HCR Fees divided by the total dollar value of sales of all products of Meda and its Affiliates in the relevant calendar year to government purchasers included in the calculation of the HCR Fees, based on data in Meda’s accounting system for such sales.  For purposes of this definition, the term “sales” means sales, net of applicable discounts.

“Rebates” means any rebates, price reductions or payments to Customers, based upon the utilization of the Product in the Territory.

“State Assistance Programs” means any Medicaid supplemental rebate programs, state pharmaceutical assistance programs, and other state programs to provide pharmaceutical assistance for which Meda has entered into a rebate or discount agreement with a state effective prior to the Closing Date with respect to the Product.

“Transfer Date” means ***.

“Transition Lots” means those lots of a Product, with an Meda NDC, for which Product was partially sold by Meda and partially sold by Valeant.

“Territory” means the United States of America, including the District of Columbia and Puerto Rico.

“TriCare Rebate Program” means the rebate program described in the final rule published by the Department of Defense at 74 Fed. Reg. 11,279 to implement Section 703 of the National Defense Authorization Act of 2008, and includes rebates pursuant to any voluntary rebate agreement described therein.

“VA” means the United States Department of Veterans Affairs.

“VA Master Agreement” means an agreement between a pharmaceutical manufacturer and the Department of Veterans Affairs to implement the provisions of the Veterans Health Care Act of 1992, 38 U.S.C. § 8126.

“Valeant NDC” shall have the meaning set forth in Clause 2.2.

“Valeant NDC Date” shall have the meaning set forth in Clause 2.2.

1.2                               Interpretation.  In this U.S. Transition Agreement unless otherwise specified:

(a)                                  “includes” and “including” shall mean respectively includes and including without limitation;

(b)                                 a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c)                                  words denoting any gender shall include all genders;

(d)                                 references to Clauses, Schedules and Annexes are to Clauses, Schedules and Annexes of this U.S. Transition Agreement unless otherwise specified;

(e)                                  the headings in this U.S. Transition Agreement are for information only and shall not be considered in the interpretation of this U.S. Transition Agreement;

(f)                                    the words “hereof”, “herein” and “hereunder” and words of like import used in this U.S. Transition Agreement shall refer to this U.S. Transition Agreement as a whole and not to any particular provision of this U.S. Transition Agreement;

(g)                                 references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof;

(h)                                 references to any statute or regulation include any modification or re-enactment of that statute or regulation;

(i)                                     references to dollars or $ shall refer to United States Dollars; and

(j)                                     the Parties agree that the terms and conditions of this U.S. Transition Agreement are the result of negotiations between the Parties and that this U.S. Transition Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in its preparation.

1.3                               Affiliates. The Parties acknowledge that Valeant may engage one or more of its Affiliates to distribute the Product in the Territory. In this respect, where appropriate, references to “Valeant” should be deemed to include Valeant and one or more of its Affiliates engaged by Valeant to distribute the Product in the Territory.

2.                                      TRANSITION

2.1                               Customer Notification; Order Transition.  Promptly following the Transfer Date, Meda shall notify all of its then current direct purchasing Customers for the Product in the Territory that orders for the Product in the Territory after the Transfer Date should be placed with Valeant.  Meda shall provide Valeant with a list of contact information for all such Customers.  Unless the Parties otherwise agree, any orders held by Meda on the

Transfer Date for the purchase of the Product in the Territory by Customers which remain unfilled as of the Transfer Date or require delivery after the Transfer Date shall not be filled by Meda and shall be cancelled by Meda.  Any orders for the purchase of the Product in the Territory that Meda receives after the Transfer Date or are unfilled after the Transfer Date shall be rejected by Meda and Meda shall inform any Customer placing an order after the Transfer Date that such Customer should place its order with Valeant.

2.2                               NDC and Labeling Transition.  As promptly as possible after the Transfer Date, but in any event no later than *** thereafter, Valeant shall initiate a change to the labeling of the Product to Valeant’s labeling.  Valeant may distribute the Product under Meda’s NDC numbers (the “Meda NDC”)(1) and with labeling and packaging incorporating the Xerese Trade Marks(2), in each case consistent with Meda’s past practice, and in accordance with the terms and conditions of the Xerese Supply Agreement.  Subject to the terms and conditions of the Xerese Supply Agreement, (i) until the date that the Valeant NDC is first utilized on Product labeling and packaging for Product sold after the Transfer Date (the “Valeant NDC Date”), Meda will not discontinue the use of the Meda NDC on Product labeling, and (ii) Valeant will be permitted to continue to sell any inventory of the Product that Valeant acquires from Meda that bears the Meda NDC until ***.

2.3                               Patient Assistance Programs.  Meda shall (i) inform its program administrator, physicians and patients receiving assistance for the Product under its patient assistance program of the discontinuance of coverage for the Product under the Meda patient assistance program (and the date thereof) and shall bear any costs associated with the termination of such program, and (ii) advise physicians and such patients that they will need to apply to Valeant’s patient assistance program to receive continuing assistance for the Product.  The Parties shall cooperate in good faith with respect to the transition of patient assistance program patients.

2.4                               Pricing and Sales Terms.  ***

2.5                               ***

2.6                               From and after the Transfer Date, Valeant shall assume all responsibility for responding to any medical and customer inquiries from healthcare professionals, consumers and others relating to the Product in the Territory.  As of the Transfer Date, all medical and customer inquiries from healthcare professionals, consumers and others relating to the Product received by Meda shall immediately upon receipt by Meda be transmitted to Valeant according to Clause 6.2 of this U.S. Transition Agreement.

(1)  ***

(2)  ***

3.                                      PAYMENT CLAIMS

3.1                               Payment Claims.

(a)                                  Except with respect to Payment Claims relating to programs of Governmental Entities which are addressed in Clause 4 below, the Parties shall be responsible for Payment Claims with respect to Product that bears the Meda NDC as follows:

***

(b)                                 For purposes of clarification and the avoidance of doubt, Payment Claims by Medicare Part D Prescription Drug Plans shall not be construed to be Payment Claims relating to programs of Governmental Entities and shall be handled in accordance with this Clause 3.1, but Payment Claims associated with the Medicare Part D Coverage Gap Rebate Program shall be construed to be Payment Claims relating to programs of Governmental Entities and shall be handled in accordance with Clause 4.6 below.

(c)                                  ***

(d)                                 If Meda processes, issues credits or remits payment for Payment Claims for which Valeant is financially responsible under Clause 3.1, Meda shall provide Valeant with quarterly reports within forty-five (45) calendar days after the end of the quarter in which the payment of all such Payment Claims is made for the applicable quarter setting forth in reasonable detail the amount of all such issued credits or remitted payments and any additional amounts under Clause 3.1(a)(iii), and any amounts owed by Valeant to Meda shall be paid within thirty (30) calendar days thereafter.

4.                                      GOVERNMENTAL ENTITY PROGRAMS

4.1                               Valeant Government Agreements.  Valeant shall use Commercially Reasonable Efforts to appropriately list the Product bearing the Valeant NDC on its own Medicaid Rebate Program agreement, PHS 340B Program agreement, VA Master Agreement, FSS agreement, TriCare Rebate Program agreement, and Medicare Part D Coverage Gap Rebate Program agreement as soon as practicable after the Transfer Date.  Meda shall bear no responsibility for Valeant’s failure to list the Product appropriately on its agreements.

4.2                               State Assistance Program Agreements and Receipt of Proposals by Meda.  After the Transfer Date, Meda may maintain Product bearing the Meda NDC on its existing State Assistance Program agreements.  After the Transfer Date, if Meda receives a request for proposal or similar Rebate agreement proposal from a State Assistance Program or Medicaid agency for a supplemental Rebate offer relating to the Product, Meda shall provide Valeant with such request or proposal.  Valeant may request that Meda propose a Rebate with respect to the Product bearing the Meda NDC on financial terms specified by Valeant; provided, however, that (i) any such proposal shall be accompanied by a statement to the State Assistance Program explaining Valeant’s interest in the Product, (ii)

Valeant shall submit a comparable proposal with respect to Product bearing the Valeant NDC, and (iii) Meda shall retain the right, in its reasonable discretion, to terminate any such agreement.

4.3                               Payment Claims With Respect to the Medicaid Rebate Program, Managed Medicaid, Supplemental, ADAP and Similar State Assistance Programs.

(a)                                  ***

(b)                                 ***

(c)                                  Meda shall provide Valeant with quarterly corresponding utilization summary and state payment reports within forty-five (45) calendar days after the end of the quarter in which payment of the requested Rebate payments is made for the applicable Calendar Quarter that describe the requested Rebate payments in reasonable detail, and Valeant shall reimburse Meda for such amounts within forty-five (45) calendar days.

(d)                                 ***

4.4                               Payment Claims With Respect to Discounted Sales Pursuant to the VA Master Agreement, FSS Sales and the TriCare Rebate Program.

(a)                                  Valeant shall work with Meda to coordinate the addition of the Product to the Valeant FSS and TriCare Rebate Program agreement to coincide with Meda removing the Product from the Meda FSS and TriCare Rebate Program agreement.  Meda and Valeant will coordinate the addition and removal of the Product from the FSS and TriCare Rebate Program agreement so the switch over occurs as close to Transfer Date as possible, with consideration to FSS regulations.

(b)                                 ***

(c)                                  ***

(d)                                 Meda shall be entitled to additional reimbursement from Valeant for Payment Claim amounts associated with FSS or TriCare Rebate Program Chargebacks or Rebates for the period described in Clauses 4.4(b) and 4.4(c) which represent the incremental increase in such amounts paid by Meda attributable to any price increase taken by Valeant during such period.

(e)                                  To the extent that Meda processes, issues credits or remits payment for Chargeback or Rebate claims in respect of the Product for which Valeant is financially responsible under this Clause 4.4, Meda shall provide Valeant with quarterly reports within forty-five (45) calendar days after the end of the quarter in which the payment of all such Chargeback and Rebate claims is made for the applicable Calendar Quarter setting forth in reasonable detail the amount of all such processed Chargeback and Rebate claims and such amounts shall be payable within thirty (30) calendar days.

4.5                               Payment Claims Under the PHS 340B Program.

(a)                                  Valeant shall work with Meda to establish a process, to be implemented as close to the Transfer Date as possible, whereby Valeant shall process Payment Claims for the Product bearing Meda’s NDC numbers associated with purchases by PHS 340B Program covered entities after the Transfer Date.  Prior to the implementation of that process, to the extent that Meda processes Payment Claims with respect to such Products, Meda shall pay Chargebacks or Rebates with respect to PHS 340B Program sales.  Valeant shall list the Product bearing Meda’s NDC on their PHS 340B price list the first full quarter after the Transfer Date, and every subsequent quarter thereafter until the Meda NDC has expired.

(b)                                 ***

(c)                                  ***

(d)                                 Meda shall be entitled to additional reimbursement from Valeant for Payment Claim amounts associated with PHS 340b Program Chargebacks or Rebates for the period described in Clause 4.5(c) which represent the incremental increase in such amounts paid by Meda attributable to any price increase taken by Valeant during such period.

(e)                                  Meda shall provide Valeant with quarterly Chargeback or Rebate information within forty-five (45) calendar days after the end of the quarter in which the payment of all such Chargebacks and Rebates is made for the applicable Calendar Quarter that describe the sales and payments in reasonable detail, and Valeant shall reimburse Meda for such amounts within thirty (30) calendar days.

4.6                               Payment Claims Associated With the Medicare Part D Coverage Gap Rebate Program.  The Parties acknowledge that ***. Meda shall provide Valeant with quarterly corresponding utilization summary and state payment reports within forty-five (45) calendar days after the end of the quarter in which the payment of all such Rebates is made for the applicable Calendar Quarter that described the requested Rebate payments in reasonable detail, and Valeant shall reimburse Meda for such amounts within thirty (30) calendar days.  Valeant shall process and pay all Rebates due pursuant to the Medicare Part D Coverage Gap Rebate Program for the Product sold by or on behalf of Valeant in the Territory bearing the Valeant NDC.

4.7                               Information and Reporting.

(a)                                  With respect to the Product sold by or on behalf of Valeant on or after the Closing Date that bears the Meda NDC, Meda will continue to be responsible for reporting (including, where applicable, through adjustments to wholesaler contract prices to eligible purchasers) pricing information required under the applicable statutes, rules, and regulatory guidance relating to the Medicaid Rebate Program, the Medicare Program, the PHS 340B Program, the VA Master Agreement, the FSS and applicable state laws; provided, however, that Valeant will be responsible for reporting such pricing information required under the VA Master Agreement and the FSS as of the date of the addition of the Product to Valeant’s VA contracts.  Meda shall report information under this Clause 4.7(a) in accordance with Meda’s existing reporting methodologies.  Valeant will be responsible for reporting pricing information required under the Medicaid Rebate Program, the PHS 340B Program, the Medicare Program, the FSS and applicable state laws with respect to the Product sold on or after the Closing Date bearing the Valeant NDC.

(b)                                 Upon and after the Closing Date, with respect to the Parties’ reporting responsibilities designated in Clause 4.7(a) above, the Parties agree to cooperate and use Commercially Reasonable Efforts to provide on a timely basis all such documentation as may reasonably be requested by each Party of the other to report required pricing information.  Without limitation, the Parties agree as follows:

(i)                                     Within twenty (20) calendar days after the Closing Date, Meda shall provide Valeant with the Base Period AMP (as defined in 42 U.S.C. § 1396r-8) for each Product.  Nothing herein shall obligate Meda to provide underlying sales or pricing data or methodologies used to calculate such Base Period AMPs, or any other AMP or Best Price data regarding periods prior to the Closing Date.

(ii)                                  Within twenty (20) calendar days after the end of each reporting period as designated by CMS or applicable state law, with respect to sales by Valeant of the Product after the Transfer Date that bears the Meda NDC, Valeant will provide, and certify to Meda, as established by the applicable statutes, rules, and regulatory guidance relating to the Medicaid Rebate Program, the PHS 340B Program, the Federal Supply and VA Master Agreement, and applicable state laws the following information: Best Price, sales at nominal prices as defined in 42 U.S.C. § 1396r-8 and implementing regulations (reported as an aggregate dollar amount for each drug at the 9-digit NDC level as shown in Annex C), customary prompt pay discounts on a quarterly basis, the relevant components for calculating AMP as specified in Annex A on a monthly and quarterly basis, the relevant components for calculating NFAMP as specified in Annex D on a quarterly basis, the relevant components for calculating required pricing data for submission to the state of New Mexico as specified in Annex F on an annual basis, and the relevant components for calculating the required pricing data for submission to the state of Texas as specified in Appendix G within the time period required by law.  The format to be used for such reporting is set forth in Annex A, Annex B, Annex C, Annex D, Annex F and Annex G.  Meda shall report to Valeant within twenty-five (25) calendar days following its receipt of such report the applicable AMP, Best Price, PHS 340B Program price, and any adjustments to FSS prices, determined in accordance with Meda’s applicable methodologies and procedures.

(iii)                               For any Valeant patient assistance programs and patient transaction programs (e.g., coupon, savings card, or voucher programs) in effect as of the Closing Date or implemented thereafter, Valeant agrees to provide, or will arrange to provide, patient transaction data relating to the Product that bears a Meda NDC number to the extent that it is required for government pricing calculations required to be made by Meda for the Product.  Such data shall be provided under pre-established data feeds and layouts as set forth in Annex E.

(iv)                              As soon as practicable following the execution of this U.S. Transition Agreement, Meda shall provide Valeant with its FSS “tracking customer” for the Product sold under its FSS contract.  Within ten (10) calendar days after receipt of such information, Valeant shall identify any Product sold to any FSS tracking customer during the period beginning on the Transfer Date and ending on the date the Product that bears the Meda NDC is added to Valeant’s FSS contract.

(v)                                 Within twenty (20) calendar days after the end of each reporting period as designated by CMS, with respect to sales by Meda of the Product before the Transfer Date that bear the Meda NDC, Meda will provide twelve (12) month sales and pricing data required by Valeant to calculate AMP, ASP, and NFAMP under the Valeant NDC.  Meda will provide the twelve (12) month sales and pricing data for each reporting period until sales and pricing data under the Meda NDC are no longer required for such calculations under the Valeant NDC.  The format to be used for such reporting is set forth in Annex A, Annex B, Annex C and Annex D.

(c)                                  Subject to the limitations specified in Clause 4.7(b) above, the Parties agree to cooperate and provide any other documentation as each Party may reasonably request from time to time to assist in the matters described in this Clause 4.

(d)                                 Each Party may use all information provided to it pursuant to this Clause 4 in reporting to CMS and other Governmental Entity, including under state reporting requirements.  The Parties further agree that all data, including Medicaid Rebate Program pricing data, and data to be used for the programs and reporting requirements described in this Clause 4 that are included in any report to the other Party, will be calculated utilizing systems, processes, policies, practices and pricing methodologies that comply with the requirements of such programs and requirements.

5.                                      HEALTH CARE REFORM LEGISLATION

5.1                               ***  The Parties acknowledge that HCR Fees invoiced to Valeant will be based in part on sales of the Product made by Meda bearing the Meda NDC.  ***  Within thirty (30) calendar days of Meda’s receipt of such an invoice, Meda shall provide to Valeant a calculation of the total amount of Valeant’s HCR Fees associated with its control of the Product during such year, which total amount shall be equal to the product of (x) total invoiced Meda HCR Fees, (y) the Proportion of Product Sales and (z) the number of days of the year that the Product was controlled by Valeant including the Transfer Date divided by three hundred and sixty five (365).  Within thirty (30) calendar days of its receipt of such calculation, Valeant shall pay to Meda one hundred percent (100%) of such total amount.  For purposes of this Clause 5, the term “sales” means sales, net of applicable discounts.

6.                                      PRODUCT RETURNS AND CUSTOMER SERVICE

6.1                               Returns.

(a)                                  Within forty-five (45) calendar days after the Transfer Date, Meda shall deliver to Valeant a schedule of all lots of Product sold prior to the Transfer Date that were unexpired as of the Transfer Date.

(b)                                 ***

(c)                                  ***

(d)                                 If Valeant processes, issues credits or remits payment for returns in respect of the Products for which Meda is financially responsible under this Clause 6, Valeant shall provide Meda with monthly reports within sixty (60) calendar days after the end of the applicable month setting forth in reasonable detail the amount of all such issued credits or remitted payments for returns, and any amounts owed by Meda to Valeant shall be paid within thirty (30) calendar days thereafter.  Returned Product shall be destroyed by both Parties in a manner consistent with applicable law, and the costs of such destruction shall not be reimbursed.

6.2                               Customer Service.  From and after the Transfer Date, Valeant shall assume all customer service responsibility and provide all customer service required by its Customers with respect to the Product.  As of the Transfer Date, all customer service requests relating to the Product coming to Meda will be referred to Valeant at the following contact information:

Telephone: 1.800.321.4576

7.                                      INDEMNIFICATION; LIMITATION ON LOSSES

7.1                               Indemnification.  Meda hereby indemnifies Valeant, its Affiliates and their respective successors and assignees against and agrees to hold each of them harmless from any and all Losses incurred or suffered by Valeant, its Affiliates or their respective successors and assignees arising out of any breach of covenant or agreement by Meda under this U.S. Transition Agreement; provided that Meda shall not be liable to Valeant pursuant to this Clause 7.1 in the event that any such Loss arises out of (i) the negligence or wilful misconduct of Valeant or (ii) any failure of Valeant to perform or observe any provision, obligation, covenant or agreement to be performed by Valeant pursuant to this U.S. Transition Agreement.  Valeant hereby indemnifies Meda, its Affiliates and their respective successors and assignees against and agrees to hold each of them harmless from any and all Losses incurred or suffered by Meda, its Affiliates and their respective successors and assignees arising out of any breach of covenant or agreement by Valeant under this U.S. Transition Agreement; provided that Valeant shall not be liable to Meda pursuant to this Clause 7.1 in the event that any such Loss arises out of (i) the negligence or wilful misconduct of Meda or (ii) any failure of Meda to perform or observe any provision, obligation, covenant or agreement to be performed by Meda pursuant to this U.S. Transition Agreement.

7.2                               Special, Indirect and Other Losses.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR INDIRECT DAMAGES OR ANY SIMILAR DAMAGES OR DAMAGES BASED UPON DIMINUTION IN VALUE OR ANY VALUATION MULTIPLIER EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS ACTUALLY PAID TO A THIRD PARTY.

8.                                      MISCELLANEOUS(3)

8.1                               Governing Law.  This U.S. Transition Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.  The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this U.S. Transition Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York, so long as such court has subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this U.S. Transition Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.2                               Assignment, Subcontracting.  This U.S. Transition Agreement and each and every covenant, term and condition herein is binding upon and ensures to the benefit of the Parties hereto and their respective successors. Neither Party may assign this U.S. Transition Agreement, nor assign, sublicense, delegate or sub-contract any of its rights or obligations granted hereunder without the other Party’s prior written consent, except that a Party may (a) assign, sublicense, subcontract or delegate any or all of its rights and obligations under this U.S. Transition Agreement to one or more of its Affiliates; and (b)

(3)  ***

assign this U.S. Transition Agreement in its entirety to a successor to all or substantially all of its business or assets to which this U.S. Transition Agreement relates. No permitted assignment, sublicense, subcontract or delegation shall relieve the assigning, sublicensing, subcontracting or delegating Party of its liability hereunder. Any attempted assignment in contravention of the foregoing shall be void.

8.3                               Notices.  Any notice required to be given under this U.S. Transition Agreement, shall be in writing and shall be delivered personally, or sent by pre-paid certified or registered post return receipt requested or recorded delivery or by commercial courier, to each Party required to receive the notice at its address as set out below:

If to Valeant:

Valeant International (Barbados) SRL

Welches, Christ Church

Barbados, West Indies BB17154

Facsimile:	246-420-1532
Attention:	President

If to Meda:

Meda Pharma SARL

46A Avenue John Fitzgerald Kennedy

L-1855 Luxembourg

Facsimile:	+ 352 263 757 33

Attention:	Managing Director

or as otherwise specified by the relevant Party by notice in writing to each other Party. Any notice shall be deemed to have been duly received: (i) if delivered personally, when left at the address and for the contact referred to in this Clause 8.3; (ii) if sent by pre-paid recorded delivery, at 9.00 am on the fifth Business Day after posting; or (iii) if delivered by commercial courier, on the date and at the time that the courier’s delivery receipt is signed.

8.4                               Waiver.  No delay or failure of any Party in exercising or enforcing any of its rights or remedies under this U.S. Transition Agreement shall operate as a waiver of those rights.

8.5                               Severability.  If the whole or any part of this U.S. Transition Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or competent authority which either has jurisdiction over this U.S. Transition Agreement or has jurisdiction over any of the Parties): (i) in the case of the illegality, invalidity or un-enforceability of the whole of this U.S. Transition Agreement it shall terminate only in relation to the jurisdiction in question; or (ii) in the case of the illegality, invalidity or un-enforceability of part of this U.S. Transition Agreement that part shall be severed from this U.S. Transition Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this U.S. Transition Agreement which shall continue in full force and effect. If, in the reasonable opinion of any Party, any severance under this Clause 8.5 materially affects the commercial basis of this U.S. Transition Agreement, then the Parties shall discuss, in good faith, ways to eliminate the material effect.

8.6                              Entire Agreement.  This U.S. Transition Agreement, constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and cancels and supersedes all prior agreements, whether verbal or written, between the Parties with respect to the subject matter hereof, provided that any Confidential Information (as such term is defined in the Licence Agreement) shall be deemed to be Confidential Information pursuant to the Licence Agreement and subject to the applicable provisions thereof.  No modification of any provision of this U.S. Transition Agreement shall be effective unless made in writing and signed by a duly authorized officer of both of the Parties.

8.7                               Independent Contractors.  The Parties hereto are independent contractors and nothing contained in this U.S. Transition Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

8.8                               Expenses.  Except as otherwise expressly provided in this U.S. Transition Agreement, each Party shall pay the fees and expenses of its respective lawyers and other advisors and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this U.S. Transition Agreement.

8.9                               Language.  Except where expressly provided otherwise, all reports, plans and any other form of communication between the Parties shall be in English and where necessary Valeant shall provide an English translation of any document sent to Meda and Meda shall provide an English translation of any document sent to Valeant.

8.10                        Counterparts.  This U.S. Transition Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.11                        Reimbursement.  If not otherwise specified herein, any amounts due pursuant to this U.S. Transition Agreement from one Party to the other shall be paid within thirty (30) calendar days of receipt of invoice therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this U.S. Transition Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MEDA PHARMA SARL

By:
Name:
Title:

VALEANT INTERNATIONAL (BARBADOS) SRL

By:
Name:
Title:

ANNEX A

AMP Reporting Format

ANNEX B

ASP Reporting Format

ANNEX C

BP Reporting Format

ANNEX D

NFAMP Reporting Format

ANNEX E

Patient Transaction Data Feed and Layout

ANNEX F

New Mexico Price Reporting Format

ANNEX G

Texas Vendor Drug Program Reporting Format

Schedule 2.5

Commercial and Medicare Part D Contracts

Contract Type	Contract Description	Removal Date

Government Contracts

Contract Type	State	Removal Date

SCHEDULE 13

***